Exhibit 10.17
Pages where confidential treatment has been requested are stamped ‘Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,’ and the confidential section has been marked as follows: [***].
EVALUATION, PRODUCTION AND LICENSE AGREEMENT

Table of contents

1. DEFINITIONS	3
2. EVALUATION, ASSESSMENT AND DEVELOPMENT	5
3. EVALUATION EXPENSES	6
4. VARIETY OPTIONS	7
5. LICENSE	8
6. INTELLECTUAL PROPERTY RIGHTS	9
7. LICENSED VARIETY CONSIDERATION	10
8. DENOMINATIONS, VARIETY NAMES, TRADE MARKS AND BRAND INTEGRITY	13
9. PRODUCTION ACTIVITIES BY NOBLE	13
10. QUALITY AND PERFORMANCE REGULATIONS	14
11. DILIGENCE	15
12. BOOKS, RECORDS AND RIGHT OF AUDIT	15
13. ABATEMENT OF INFRINGEMENT	16
14. TERM AND TERMINATION	17
15. MANAGEMENT COMMITTEE	19
16. CONFIDENTIALITY AND PUBLICATIONS	19
17. PAYMENTS (GENERALLY)	20
18. NOTICES	20
19. WARRANTIES	21
20. DISCLAIMERS	21
21. INDEMNIFICATION	22
22. PUBLICITY AND USE OF NAMES	22
23. DISPUTE RESOLUTION AND APPLICABLE LAW	23
24. GENERAL	25
EXHIBIT A — LICENSED VARIETY	28
EXHIBIT B — EVALUATION PLAN	29
EXHIBIT C — NON-BINDING MARKETING PLAN FOR NF/GA993	31
EXHIBIT C — NON-BINDING MARKETING PLAN FOR NF/GA993	31
EXHIBIT D — (MODEL) SUBCONTRACTOR EVALUATION AGREEMENT	35
EXHIBIT E — COPIES OF UGARF-NOBLE LICENSE AGREEMENTS FOR THE LICENSED VARIETY	37

CERES-NOBLE EVA, PROD & LIC Agreement	Page 1 of 41

EVALUATION, PRODUCTION AND LICENSE AGREEMENT
     THIS AGREEMENT is made this 19th day of May, 2006 (“Effective Date”), by and between THE SAMUEL ROBERTS NOBLE FOUNDATION, INC. (“NOBLE”), an Oklahoma nonprofit corporation, and CERES, INC., a Delaware corporation (“CERES”).
     WHEREAS, NOBLE and the University of Georgia Research Foundation (“UGARF”) entered into a MATERIAL TRANSFER, TESTING, and PARENTAL CROSSING AGREEMENT, dated 1 May 2004, that permits NOBLE to use, breed and improve certain germplasm developed at the University of Georgia, including NF/GA991, NF/GA992, NF/GA993, NF/GA001 and NF/GA002, and grants NOBLE an option to license the same;
     WHEREAS, NOBLE and UGARF entered into a TESTING AND EVALUATION AGREEMENT, dated 15 May 2006 (“UGARF TESTING AGREEMENT”), that grants NOBLE an exclusive license to test and evaluate NF/GA991, NF/GA992, NF/GA001 and NF/GA002 with an exclusive option to obtain an exclusive, world-wide license, with the right to sublicense, to produce, use, sell and commercially exploit the same;
     WHEREAS, NOBLE and UGARF entered into a VARIETY LICENSE AGREEMENT, dated 15 May 2006 (“UGARF NF/GA993 LICENSE”), that grants NOBLE an exclusive, world-wide license, with the right to sublicense, to produce, use, sell and commercially exploit NF/GA993 seed;
     WHEREAS, CERES and NOBLE entered into a MASTER RESEARCH AGREEMENT, concurrently with this Agreement (“MRA”), that contemplates a long-term research relationship by and between the parties for the enhancement and improvement of SWITCHGRASS for a biomass crop;
     WHEREAS, NOBLE has the personnel, expertise and ability to develop and to breed new varieties of SWITCHGRASS for at least the United States and wishes for such varieties to be commercialized;
     WHEREAS, CERES wishes to commercialize SWITCHGRASS varieties;
     WHEREAS, CERES has committed to develop the capability to assume production of and to commercialize SWITCHGRASS and wishes to receive an exclusive option for an exclusive, world-wide license to produce, use, sell and commercially exploit SWITCHGRASS developed under this Agreement;
     WHEREAS, CERES and NOBLE recognize that the rights intended to be granted hereunder can be a strong incentive for CERES to risk money and other resources needed to produce, use, sell and commercially exploit SWITCHGRASS for wide public enjoyment;
     WHEREAS, NOBLE wishes to grant such option, and when exercised, such license(s), to CERES to enable commercialization of SWITCHGRASS developed under this Agreement for broad public dissemination;

CERES-NOBLE EVA, PROD & LIC Agreement	Page 2 of 41

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and of other good and valuable consideration, the parties have agreed and do hereby agree as follows:
1. DEFINITIONS.
     1.1 “SWITCHGRASS” shall mean the species Panicum virgatum.
     1.2 “NF/GA001” means the SWITCHGRASS variety GA001 developed by the University of Georgia and named as such by the University of Georgia and/or UGARF.
     1.3 “NF/GA002” means the SWITCHGRASS variety GA002 developed by the University of Georgia and named as such by the University of Georgia and/or UGARF.
     1.4 “NF/GA991” means the SWITCHGRASS variety GA991 developed by the University of Georgia and named as such by the University of Georgia and/or UGARF.
     1.5 “NF/GA992” means the SWITCHGRASS variety GA992 developed by the University of Georgia and named as such by the University of Georgia and/or UGARF.
     1.6 “NF/GA993” means the SWITCHGRASS variety GA993 developed by the University of Georgia and named as such by the University of Georgia and/or UGARF.
     1.7 “RELEASE DATE” means the date that the MANAGEMENT COMMITTEE (Paragraph 15) determines that NF/GA001, NF/GA002, NF/GA991, NF/GA992 or NF/GA993 is ready for release, wherein upon such decision, such variety will be formally released jointly by NOBLE and UGARF.
     1.8 “LICENSED VARIETY” means one or more of the optioned SWITCHGRASS varieties from the group of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993, licensed by CERES pursuant to the terms of this Agreement (i.e., subject to Article II of this Agreement) and added by an amendment to EXHIBIT A to this Agreement.
     1.9 “LICENSE COMMENCEMENT DATE” means the respective date on which each variety from the group of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993 is licensed by CERES pursuant to the terms of this Agreement (i.e., subject to Article II of this Agreement) and added by an amendment to EXHIBIT A to this Agreement.
     1.10 “LICENSED TERRITORY” means the United States of America and all other countries of the world.
     1.11 “LICENSED PRODUCTION TERRITORY” means the United States of America and all other countries of the world.
     1.12 “BREEDER SEED” means seed of a LICENSED VARIETY that (a) is identified by NOBLE as being of a suitable standard of physical and genetic purity to produce FOUNDATION SEED and (b) resulted from the final breeding of the LICENSED VARIETY.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 3 of 41

     1.13 “FOUNDATION SEED” means seed produced from plants grown directly from BREEDER SEED, cultivated according to certification regulations and that meets the specifications of the official seed certifying agency of the jurisdiction in which said seed is/was produced.
     1.14 “REGISTERED SEED” means seed produced from plants grown directly from FOUNDATION SEED, cultivated according to certification regulations and that meets the specifications of the official seed certifying agency of the jurisdiction in which the seed is/was produced.
     1.15 “CERTIFIED SEED” means seed produced from plants grown directly from FOUNDATION SEED or REGISTERED SEED, cultivated according to certification regulations and that meets the specifications of the official seed certifying agency of the jurisdiction in which the seed is/was produced.
     1.16 “NON-CERTIFIED SEED” means seed produced from plants cultivated according to certification regulations of the official seed certifying agency of the jurisdiction in which the seed is/was produced; however, such seed does not meet the specifications of CERTIFIED SEED but may be sold as LICENSED VARIETY.
     1.17 “COMMERCIAL SEED” means REGISTERED SEED, CERTIFIED SEED, or NON-CERTIFIED SEED, that is sold for purposes other than seed production.
     1.18 “INTELLECTUAL PROPERTY RIGHTS” means all rights in any plant variety, patent, plant breeders rights, registration or equivalent intellectual property protection, or any applications thereof, for the LICENSED VARIETY, which may be filed in the United States of America or other jurisdictions, with the exception of TRADE MARKS. INTELLECTUAL PROPERTY RIGHTS, when applied for or granted, will be set forth in EXHIBIT A.
     1.19 “TRADEMARK” means any trademark, trade name or logo owned by CERES and intended for use with a LICENSED VARIETY; provided however, it is recognized that U.S. regulations prohibit the registration of any plant variety name as a trademark or trade name.
     1.20 “COMMERCIAL NAME” means the complete, preferred name of a LICENSED VARIETY under which a specific LICENSED VARIETY will be marketed and sold.
     1.21 “NET SELLING PRICE” means the actual wholesale price for seeds of the LICENSED VARIETY received by CERES or a SUBLICENSEE for the sale of such seed, excluding seed for further seed production, less any (a) customary trade, quantity, or cash discounts; (b) amounts repaid or credited by reason of rejection or return; (c) any sales, use, tariff, customs duties, V.A.T. and/or other taxes, duties and similar governmental assessments (except taxes based on income); and (d) outbound transportation, shipping, packing, costs of insurance in transit paid by CERES or a SUBLICENSEE; subject in all cases to (a) to (d) being separately charged on customer invoices or credit notes. Where there is no identifiable sale price or when a LICENSED VARIETY is sold to other than bona fide, arms length customers of CERES or a SUBLICENSEE, CERES or the SUBLICENSEE shall be deemed to have received the NET SELLING PRICE calculated based only on the final sale of the seed (wholesale level) to an independent third party, otherwise referred to as net wholesale price payable by dealers. If no such current price is available, a hypothetical fair market value price will be determined by the parties jointly in good faith for the purpose of calculating NET SELLING PRICE.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 4 of 41

     1.22 “SUBLICENSE” means any sublicense by CERES to any third party, including any AFFILIATED COMPANY (“SUBLICENSEE”), as authorized by this Agreement, to produce and sell a LICENSED VARIETY (or LICENSED VARIETIES).
     1.23 “AFFILIATED COMPANY” means any company owned or controlled by, under common control with or controlling CERES, “control” meaning in this context the direct or indirect ownership of fifty percent (50%) or more of the voting stock/shares of a company, or the power to nominate at least half of the directors.
     1.24 “EVALUATION PLAN” means a detailed written plan for evaluation of SWITCHGRASS to assess performance and geographic range of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993. The EVALUATION PLAN should further include the performance objectives of the evaluation, including the creation of standards and production protocol(s) for any BREEDER SEED. The EVALUATION PLAN shall be attached as EXHIBIT B to this Agreement.
     1.25 “MARKETING PLAN” means a detailed written plan for production, distribution, selling and promotion of each LICENSED VARIETY prepared by or on behalf of CERES and submitted to NOBLE. A MARKETING PLAN may be (a) binding, i.e., the performance of CERES (through CERES and/or any SUBLICENSEE) shall be reasonably compared to forecasts and/or projections therein, or (b) non-binding, i.e., the performance of CERES (through CERES and/or any SUBLICENSEE) shall not be compared by forecasts and/or projections therein and such forecasts and/or projections are merely advisory. Each MARKETING PLAN, binding or non-binding, shall include at least the information outlined in EXHIBIT C. Actual, adopted MARKETING PLANS shall be attached as further exhibits to this Agreement as adopted and identified as “binding” or “non-binding” as agreed to by the parties.
ARTICLE I — VARIETY EVALUATION, DEVELOPMENT AND VARIETY OPTIONS
2. EVALUATION, ASSESSMENT AND DEVELOPMENT.
     2.1 NOBLE shall develop an EVALUATION PLAN with defined, mutually agreed upon variety performance objectives, which shall be reviewed and adopted by the MANAGEMENT COMMITTEE. Once adopted, the EVALUATION PLAN shall be made a part of this Agreement and attached as EXHIBIT B to this Agreement.
     2.1.1 Either party may propose modifications to the EVALUATION PLAN to achieve the mutual goals of assessing the performance and/or range of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993.
     2.1.2 The MANAGEMENT COMMITTEE shall review the EVALUATION PLAN at least annually and modify it as appropriate.
     2.2 The EVALUATION PLAN shall define specific testing and evaluation activities, including timelines, for the testing, evaluation and development of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993 (a) on NOBLE-owned land and (b) in certain other geographies with not-for-profit research institutions (“SUBCONTRACTORS”) at locations under the control of such SUBCONTRACTORS.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 5 of 41

     2.2.1 Each SUBCONTRACTOR shall be subject to and governed by a written agreement consistent with the agreement form set forth in EXHIBIT D to this Agreement. NOBLE shall provide CERES a true and correct copy of each SUBCONTRACTOR agreement, and any modification or termination thereof, within thirty (30) days after execution, modification or termination
     2.2.2 For approval, each SUBCONTRACTOR shall be named in the EVALUATION PLAN.
     2.3 NOBLE shall use reasonable efforts to execute the EVALUATION PLAN.
     2.4 NOBLE will voluntarily provide to CERES reports and information generated from execution of the EVALUATION PLAN in accordance with such plan. NOBLE will regularly provide pictures of SWITCHGRASS plants under evaluation to CERES, wherein the parties will discuss and agree to the desired imagery, e.g., set-up, content and the like.
     2.5 In addition to the reports and transfer of information per Paragraph 2.4, NOBLE shall report to the MANAGEMENT COMMITTEE quarterly concerning the progress of variety development. If any significant event, either beneficial or detrimental, is observed then NOBLE will promptly report the event to the MANAGEMENT COMMITTEE with recommended action to address the event.
     2.6 Upon the request of CERES, at any time, the parties will discuss the status, results of the testing and evaluation activities and any relevant observations made; provided however, such contacts and discussions shall be reasonable in frequency and duration so as not to be disruptive to the research activities of NOBLE. Upon reasonable notice to NOBLE, CERES will have the right to visit any location under the control of NOBLE or a SUBCONTRACTOR to review the testing and evaluation activities. Any visits to SUBCONTRACTOR locations will be made together with NOBLE, unless otherwise decided by NOBLE. CERES will comply with any reasonable safety and security measures which may be imposed by NOBLE and/or a SUBCONTRACTOR when visiting any such location.
     2.7 Upon CERES’ request, NOBLE shall deliver to CERES seed, other biological material or biomass material of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993 used or grown for testing, evaluation and development pursuant to the terms of this Agreement, and CERES shall reimburse all reasonable costs for harvesting, treatment and shipping incurred in connection with such delivery by NOBLE.
3. EVALUATION EXPENSES.
     3.1 NOBLE will pay any and all of NOBLE’s budgeted, direct cost and expense incurred in furtherance of the specific testing, evaluation and development activities for NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993 required by the EVALUATION PLAN and conducted on NOBLE-owned land. NOBLE is responsible for providing adequate resources to enable it to satisfy its obligations under the EVALUATION PLAN.
     3.2 CERES will pay any and all of NOBLE’S direct cost and expense incurred in furtherance of the specific testing, evaluation and development activities for NF/GA001, NF/GA002,

CERES-NOBLE EVA, PROD & LIC Agreement	Page 6 of 41

NF/GA991, NF/GA992 and NF/GA993 required by the EVALUATION PLAN, which shall include a budget approved by the MANAGEMENT COMMITTEE for such activities, and conducted through a SUBCONTRACTOR. NOBLE will invoice CERES for such costs annually per SUBCONTRACTOR as such expenses are incurred.
4. VARIETY OPTIONS.
     4.1 NOBLE hereby grants to CERES an exclusive option to obtain an exclusive, world-wide sublicense under its exclusive option and/or license from UGARF, and under any INTELLECTUAL PROPERTY RIGHTS to NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993, to have:
(a)	Exclusive access to BREEDER SEED;

(b)	The exclusive right to produce all seed of the LICENSED VARIETY in the LICENSED PRODUCTION TERRITORY, excluding BREEDER SEED; and

(c)	The exclusive right to use, sell and commercially exploit the seed of the LICENSED VARIETY in the LICENSED TERRITORY.
     4.2 The option(s) of Paragraph 4.1 shall be exercisable at any time but not later than twelve (12) months after the respective RELEASE DATE of the subject variety. To exercise an option, CERES shall deliver to NOBLE written notice and a preliminary MARKETING PLAN. Such MARKETING PLAN will be reasonably commensurate with the MARKETING PLAN for prior LICENSED VARIETY and will be subject to NOBLE’S review and acceptance, which will not be unreasonably withheld or delayed.
     4.2.1 Upon receipt of such written notice from CERES that it wishes to exercise its option with respect to any or all of NF/GA001, NF/GA002, NF/GA991, NF/GA992 or NF/GA993, NOBLE shall exercise its option with UGARF and negotiate a license under terms and conditions which are mutually acceptable to the parties.
     4.2.2 CERES shall have no obligation to take a license to any of the aforementioned varieties if the terms and conditions, in addition to those terms and conditions set forth in Articles II and III to this Agreement, are not acceptable to CERES, in its sole discretion. LICENSED VARIETIES licensed to CERES upon option exercise will be added to EXHIBIT A to this Agreement through an amendment.
     4.2.3 If CERES declines to exercise an option or take a license to a variety for which NOBLE has exercised its option for any one of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993, CERES acknowledges that UGARF shall have the right to directly produce and market the seed of the subject variety, option and/or license the subject variety to a third party.
     4.3 All parties agree that the development of new varieties will not always result in varieties that are commercially acceptable. Provided all parties execute their respective obligations under an adopted EVALUATION PLAN in an appropriate and reasonable manner, no one party shall be liable

CERES-NOBLE EVA, PROD & LIC Agreement	Page 7 of 41

to the other for any refund or other recompense because no commercially acceptable new variety is produced.
ARTICLE II — VARIETY LICENSE
5. LICENSE.
     5.1 Subject to exercise of a granted option of Paragraph 4, NOBLE hereby grants CERES:
(a)	Exclusive access to BREEDER SEED;

(b)	The exclusive right to produce all seed of the LICENSED VARIETY in the LICENSED PRODUCTION TERRITORY, excluding BREEDER SEED, under related INTELLECTUAL PROPERTY RIGHTS, if any; and

(c)	The exclusive right to use, sell and commercially exploit the seed of the LICENSED VARIETY in the LICENSED TERRITORY under related INTELLECTUAL PROPERTY RIGHTS, if any.
     5.2 Notwithstanding Paragraph 5.1, NOBLE shall have an irrevocable, nonexclusive, nontransferable, royalty-free right to produce, use and evaluate the LICENSED VARIETY for any research, development, breeding, evaluation, demonstration and/or educational purpose or program conducted by NOBLE in accordance with the terms of the MRA.
     5.3 Sublicenses. CERES shall have the right to grant SUBLICENSES within the LICENSED TERRITORY provided that:
(a)	Any such SUBLICENSE shall be personal to the SUBLICENSEE and shall not be assignable unless to an affiliated company of that SUBLICENSEE, defined similarly as in Paragraph 1.24.

(b)	The terms and obligations of any such SUBLICENSE shall be consistent with the terms and obligations of this Agreement. Notwithstanding, CERES shall remain responsible for the operations of its SUBLICENSEES relevant to this Agreement as if such operations were conducted and carried out by CERES, including, but not limited to, the payment of all fees and royalties due under this Agreement.

(c)	CERES further shall deliver to NOBLE (under an obligation of confidentiality) a written summary of each SUBLICENSE, which shall include the name and address of the SUBLICENSEE, scope of the SUBLICENSE, exclusive/non-exclusive status, territory, remuneration, reporting and diligence obligations, if any. This summary shall be provided within thirty (30) days after execution, modification or termination of the summarized agreement.

(d)	CERES will use commercially reasonable efforts to collect any and all amounts due to CERES under any SUBLICENSE for the sale of seed of the LICENSED VARIETY.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 8 of 41

     5.4 CERES shall not sell or supply to any SUBLICENSEE, seed growing contractor or to any other third party any BREEDER SEED or FOUNDATION SEED for the purpose of seed production without an agreement obligating the recipient to sell or deliver the resultant seed to CERES, any AFFILIATED COMPANY, a SUBLICENSEE or authorized distributor or retailers as directed by CERES.
     5.5 Nothing in this Agreement shall be construed as conferring by implication, estoppel, or otherwise any license or rights under any INTELLECTUAL PROPERTY RIGHTS, whether owned by NOBLE or licensed to NOBLE, other than the one(s) expressly set forth in this Agreement.
     5.6 Notwithstanding Paragraph 5.4, CERES may supply unlabelled (i.e., without certification tag) COMMERCIAL SEED to a third party for the limited purposes of evaluating the agronomic performance of the LICENSED VARIETY. The third party shall be obligated by a written agreement with CERES that the seed supplied will not be used for further multiplication.
6. INTELLECTUAL PROPERTY RIGHTS.
     6.1 CERES agrees to prepare and file, or have prepared and filed, any and all applications for plant variety rights or other forms of intellectual property protection for the LICENSED VARIETY in the United States in the name of UGARF or UGARF and NOBLE and, at CERES’ discretion, plant variety rights and/or other forms of intellectual property protection in any other jurisdiction.
     6.1.1 UGARF shall have a right to review any such filing made under this paragraph prior to its submission and be informed of all actions relating to such filings.
     6.1.2 If CERES intends to abandon any plant variety rights, pending or granted in any jurisdiction, CERES shall first give sufficient written notice to NOBLE to permit NOBLE or UGARF the opportunity to assume such filing, examination and/or maintenance without prejudice.
     6.1.3 Any application for plant variety rights shall reflect the COMMERCIAL NAME of the LICENSED VARIETY (Paragraph 8).
     6.2 CERES and NOBLE will consult with regard to INTELLECTUAL PROPERTY RIGHTS.
     6.3 The obligations of this paragraph shall apply to the United States only and to any other jurisdictions in which CERES has elected to apply for intellectual property protection. CERES and NOBLE shall avoid carrying out any act that would prejudice the grant of INTELLECTUAL PROPERTY RIGHTS. Without limitation, neither party shall make available reproductive material of the LICENSED VARIETY at a date or in a manner that might jeopardize the right to seek INTELLECTUAL PROPERTY RIGHTS protection for the LICENSED VARIETY. CERES, whether directly or through any SUBLICENSEE, shall not sell any seeds of the LICENSED VARIETY until such time as the requirements for INTELLECTUAL PROPERTY RIGHTS have been established.
     6.4 CERES shall use all reasonable endeavors to ensure in any sales jurisdiction of the LICENSED TERRITORY in which INTELLECTUAL PROPERTY RIGHTS exist that all bags or containers supplied by CERES and any SUBLICENSEE containing only seed of such LICENSED

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VARIETY are clearly labeled to show that the LICENSED VARIETY is protected by INTELLECTUAL PROPERTY RIGHTS.
7. LICENSED VARIETY CONSIDERATION.
     7.1 In partial consideration for the rights granted in Article II of this Agreement, CERES shall be responsible for any and all fees and expenses incurred in filing, examining, certifying and maintaining any INTELLECTUAL PROPERTY RIGHTS for the LICENSED VARIETY, subject to the provisions of Paragraph 6.
     7.2 In partial consideration for the rights granted hereunder, CERES agrees to pay to NOBLE, on behalf of CERES, and any SUBLICENSEE (subject to Paragraph 7.3), for the LICENSED VARIETY NF/GA993, a royalty of:
(a)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETY, except that seed subject to Paragraph 7.2(e), sold in the United States in that calendar year up to and including two million (2,000,000) lbs;

(b)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETY, except that seed subject to Paragraph 7.2(e), sold in the United States in that calendar year in excess of two million (2,000,000) lbs and up to three million (3,000,000) lbs;

(c)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETY, except that seed subject to Paragraph 7.2(e), sold in the United States in that calendar year in excess of three million (3,000,000) lbs and up to four and a half million (4,500,000) lbs; and

(d)	[***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all COMMERCIAL SEED of the LICENSED VARIETY, except that seed subject to Paragraph 7.2(e), sold in the United States in that calendar year in excess of four and a half million (4,500,000) lbs.
     7.3 If CERES receives less than the agreed upon royalty (or other remuneration) from a SUBLICENSEE (excluding any AFFILIATED COMPANY), CERES shall only be responsible to NOBLE for a pro-rata amount of the royalty due to NOBLE. For clarification, an example will be provided hereafter that assumes: the SUBLICENSEE NET SELLING PRICE is $1,000, the royalty due NOBLE from CERES is [***] (Paragraph 7.2(a)) of the SUBLICENSEE NET SELLING PRICE, and the negotiated royalty due CERES from its SUBLICENSEE is [***] of the SUBLICENSEE NET SELLING PRICE.
(a)	If its SUBLICENSEE pays CERES the negotiated royalty, CERES would receive [***], and CERES would pay NOBLE [***] when due.

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

(b)	If its SUBLICENSEE pays CERES 50% of the negotiated royalty, CERES would receive [***], and CERES would pay NOBLE [***] when due.

(c)	If CERES receives no payment from the SUBLICENSEE (e.g., SUBLICENSEE declares bankruptcy), CERES would not be obligated to pay NOBLE.
     7.4. CERES shall have the right to sell, directly or through any SUBLICENSEE, limited quantities of seed of the LICENSED VARIETY as “variety not stated” for inventory control and disposal of seed that does not satisfy the standards of COMMERCIAL SEED. CERES agrees to pay to NOBLE for sales made by CERES and any SUBLICENSEE a royalty determined in accordance with Paragraph 7.2 for annual seed of the LICENSED VARIETY sold in the United States.
     7.4.1 “Limited quantities” shall not exceed 10% of the annual production of COMMERCIAL SEED in each year.
     7.4.2 “Variety not stated” seed cannot be associated with, directly or indirectly, any COMMERCIAL NAME or include any other designations that identify such material as the LICENSED VARIETY.
     7.5 Notwithstanding any other provision contained in this Agreement and irrespective of the level of sales of seeds of the LICENSED VARIETY under this Agreement, CERES shall pay to NOBLE for each calendar year of the term hereof a minimum royalty with respect to the designated LICENSED VARIETY only, according to the following schedule. Payment of this minimum royalty shall be due on or before March 31 of the succeeding year for which the payment is due.
Minimum Royalties for NF/GA993 ONLY:

Calendar Year	Minimum Royalty (USD)
2009	[***]
2010	[***]
2011	[***]
2012	[***]
2013	[***]
2014	[***]
2015	[***]
2016	[***]
2017	[***]
2018	[***]
     7.6 The minimum royalty of Paragraph 7.5 shall not carry forward to subsequent calendar years as royalty credit against future sales. For clarification, the following rules shall guide the relationship between royalties and minimum royalties:

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

(a)	if the royalty payments due under Paragraph 7.2 are less than the minimum royalty of Paragraph 7.5 in a given year, then only the minimum royalty of Paragraph 7.5 shall be payable;

(b)	if the royalty payments due under Paragraph 7.2 exceed the minimum royalty of Paragraph 7.5 in a given year, then the minimum annual royalty shall not be payable;

(c)	should there be a failure in NOBLE’S provision of the prescribed volumes of BREEDER SEED to CERES (or its designee), then the minimum royalty will be paid pro-rata to the extent of the BREEDER SEED actually delivered as compared to what should have been delivered;

(d)	should there be a failure in production of seed of the LICENSED VARIETY where CERES can evidence that sufficient acreage was established to produce adequate seed for payment of the minimum royalty of Paragraph 7.5 and production of seed failed due to circumstances beyond the control of CERES or CERES’ contract grower(s), then the minimum royalty will be paid pro-rata to the extent of the failure of seed production; and

(e)	NOBLE recognizes that there are many uncertain factors in the production and potential use of the LICENSED VARIETY and agrees that the minimum royalties specified in Paragraph 7.5 may, at the request of CERES, be readdressed by the parties after the 2010 calendar year.
     7.7 CERES shall be responsible for the collection and payment of royalties due to NOBLE for all seed sold in the LICENSED TERRITORY.
     7.8 CERES shall, in addition to any payments due under Paragraphs 7.1 or 7.2, pay all goods and service taxes (or other taxes) due on its commercial activity. Where any royalty payments are subject to a withholding tax then:
(a)	where the tax is reclaimable by CERES or any AFFILIATED COMPANY, then CERES shall make the royalty payment without deduction; and

(b)	where the tax is non reclaimable by CERES or any AFFILIATED COMPANY, then CERES shall pay the net royalty and shall provide to NOBLE proper certificates for such withholding tax.
     7.9 All sums payable by CERES to NOBLE under this Agreement shall be payable in United States dollars. Royalties shall be payable by March 31 of each year with respect to the NET SELLING PRICE received by CERES and any SUBLICENSEE in the preceding calendar year. Payments shall be made by check to the following address:
Vice President, General Counsel
The Samuel Roberts Noble Foundation, Inc.
2510 Sam Noble Parkway
Ardmore, Oklahoma 73401

CERES-NOBLE EVA, PROD & LIC Agreement	Page 12 of 41

Such payments shall be accompanied by a written report setting forth the production, sales by CERES (and each SUBLICENSEE) of seed during the calendar year, permitted exclusions, NET SELLING PRICE, the royalties due, and all uncollected amounts due CERES from all SUBLICENSEES. If no royalties are due, CERES also shall so report.
     7.10 If LICENSED VARIETIES are commercialized in jurisdictions outside the United States or CERES exercises its option for any variety of the group of NF/GA001, NF/GA002, NF/GA991 and NF/GA992, the parties will jointly determine in good faith the applicable royalty rates and minimum annual royalties (if any). Remuneration for each LICENSED VARIETY in addition to NF/GA993, if any, in the United States will be reasonably commensurate with the remuneration for NF/GA993.
8. DENOMINATIONS, VARIETY NAMES, TRADE MARKS AND BRAND INTEGRITY.
     8.1 The parties acknowledge that denominations for the subject varieties are established as: NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993.
     8.2 CERES shall use the denomination of the LICENSED VARIETY to identify that variety and shall not associate any TRADEMARK or any tradename or similar indication with the denomination.
     8.3 CERES will determine a COMMERCIAL NAME for the LICENSED VARIETY under which the seed of the LICENSED VARIETY will be marketed and sold.
     8.3.1 CERES will obtain the prior written approval of NOBLE prior to adopting and/or submitting any (final or proposed) COMMERCIAL NAME for the LICENSED VARIETY for registration and/or listing, wherein such approval will not be unreasonably withheld or delayed. The parties acknowledge that NOBLE will notify UGARF of such name(s), in confidence, prior to adoption or (registration) submission.
     8.4 CERES shall use all reasonable endeavors to ensure that all references made by CERES or any SUBLICENSEE to the LICENSED VARIETY shall use the COMMERCIAL NAME for the LICENSED VARIETY, as specified in applicable INTELLECTUAL PROPERTY RIGHTS, and shall use its best endeavors to ensure that all references by other parties shall use the same COMMERCIAL NAME and shall use this name in a manner which distinguishes it from any TRADEMARK. CERES, any AFFILIATED COMPANY or any SUBLICENSEE shall not falsely represent that any seeds of another variety being sold or offered for sale are seeds of the LICENSED VARIETY.
     8.5 CERES may determine TRADEMARK(s) associated or intended for use with a LICENSED VARIETY. CERES shall be the owner of all rights in any such TRADE MARK, chosen, applied to, used or registered in association with the LICENSED VARIETY.
9. PRODUCTION ACTIVITIES BY NOBLE.
     9.1 NOBLE shall at all times maintain adequate supplies of BREEDER SEED for CERES.
     9.1.1 The EVALUATION PLAN shall establish all volumes, delivery dates and any delivery instructions for BREEDER SEED.

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     9.1.2 NOBLE shall at all times maintain adequate supplies of germplasm for the production of BREEDER SEED.
     9.2 NOBLE will take all necessary measures to ensure that all seed produced pursuant to this Agreement by NOBLE is handled and stored in such manner as to prevent contamination, theft, deterioration or unintentional destruction.
10. QUALITY AND PERFORMANCE REGULATIONS.
     10.1 Subject to NOBLE’S obligations under Paragraph 9, CERES shall be responsible for multiplying seed of the LICENSED VARIETY within the LICENSED PRODUCTION TERRITORY and using commercially reasonable efforts to produce, market and sell the resultant seed so as to ensure that COMMERCIAL SEED of the LICENSED VARIETY is commercially available in the United States in reasonable quantities and at a reasonable price no later than (a) four (4) years for the first variety licensed under this Agreement and (b) three (3) years for any variety licensed under this Agreement thereafter from the respective LICENSE COMMENCEMENT DATE of each LICENSED VARIETY. Availability in foreign markets, if any, of each LICENSED VARIETY shall be determined by CERES no later than three (3) years after U.S. commercialization of such LICENSED VARIETY.
     10.2 CERES shall meet its own cost of promotion, overseas trials and listing of the LICENSED VARIETY in the LICENSED TERRITORY.
     10.3 CERES shall use reasonable endeavors to ensure that all seed of the LICENSED VARIETY offered for sale by CERES, any AFFILIATED COMPANY or SUBLICENSEE shall meet the normally accepted standards of the seed trade or certifying authorities relating to seed quality within the relevant jurisdiction of the LICENSED TERRITORY.
     10.4 Where CERES wishes to dispose of seeds of the LICENSED VARIETY without identity, CERES shall obtain prior written approval by NOBLE before disposing of any seed of the LICENSED VARIETY, such approval not to be unreasonably withheld. In the event that no response is received within five (5) working days of the request for approval being made then it shall be deemed that consent has been granted.
     10.5 CERES shall advise NOBLE of any downgrading of FOUNDATION SEED of the LICENSED VARIETY.
     10.6 When performing activities pursuant to this Agreement, each party shall be responsible for complying with all applicable laws, rules and regulations and obtaining any and all permits or authorizations or proceed to any notifications which may be required by such laws, rules and regulations.
     10.6.1 CERES shall at all times comply with and abide by any governing act, rules, regulations, by-laws, plant variety rights legislation or the like and/or requirements relating to the quality and sale of seeds of the LICENSED VARIETY in the relevant jurisdictions of the LICENSED TERRITORY and shall use all reasonable commercial endeavors to obtain any necessary regulatory approvals for the LICENSED VARIETY.

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11. DILIGENCE.
     11.1 CERES will use commercially reasonable efforts to actively market the LICENSED VARIETY in the LICENSED TERRITORY, wherein such efforts shall be appropriately reflected in the MARKETING PLAN.
     11.2 CERES shall submit to NOBLE with its annual report under Paragraph 7.7 a report of progress made by CERES (and any AFFILIATED COMPANY), directly or through its SUBLICENSEES, in achieving marketing goals of previous years and meeting the objectives of the MARKETING PLAN submitted and agreed upon for the LICENSED TERRITORY. The MANAGEMENT COMMITTEE will review the report and may require CERES, from time to time, to amend the MARKETING PLAN.
     11.3 Minimum diligence requirements for each LICENSED VARIETY, if any, shall be satisfied by the payment of the annual minimum royalty amounts for the prescribed years for only the specific LICENSED VARIETY set forth in Paragraph 7.5.
     11.3.1 If CERES fails to pay to NOBLE the prescribed annual minimum royalty, NOBLE shall have the right to convert the license granted to CERES with respect to such LICENSED VARIETY to non-exclusive, by written notice to CERES, and NOBLE shall then have the ability to license, on a non-exclusive basis, the right to use, sell and commercially exploit the seed of the LICENSED VARIETY in the LICENSED TERRITORY under related INTELLECTUAL PROPERTY RIGHTS, if any, to any third party.
12. BOOKS, RECORDS AND RIGHT OF AUDIT.
     12.1 CERES shall keep and shall cause any AFFILIATED COMPANY and any SUBLICENSEE to keep accurate records of all production and sales of seeds of the LICENSED VARIETY in each country of the LICENSED TERRITORY where such sales are made. These records should include, at least, the number of acres of LICENSED VARIETY seed under production, the physical location of each LICENSED VARIETY production field owned or controlled by CERES, any AFFILIATED COMPANY or any SUBLICENSEE, the total amount of LICENSED VARIETY seed produced, the total amount of LICENSED VARIETY seed sold, including specifically the amount of COMMERCIAL SEED sold and the amount of seed sold and/or disposed of without identity (under Paragraph 10.4 and subject to royalties under Paragraph 7.2(e)) and all invoices or shipping documents relating to such sales.
     12.2 CERES shall allow an independent auditor, reasonably acceptable to CERES, appointed by and paid for by NOBLE to inspect the records of CERES and any AFFILIATED COMPANY pertaining to the LICENSED VARIETY for the exclusive purpose of verifying the accuracy of the reports provided. Any such audit shall occur no more frequently than annually. Any such inspection shall occur during normal business hours and after NOBLE has provided written notice at least ten business days prior to the date of the intended inspection. NOBLE agrees that it and its representatives will hold the information obtained from the inspection in confidence, and not use it for any purpose other than verification of the royalties required to be paid hereunder.

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ARTICLE III — GENERAL PROVISIONS
13. ABATEMENT OF INFRINGEMENT.
     13.1 Each party shall notify the other of any suspected infringement of any INTELLECTUAL PROPERTY RIGHTS covering the optioned varieties of the group of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993 and any LICENSED VARIETY therefrom. During the term of this Agreement, CERES and NOBLE shall have right, but shall not be otherwise required, to bring suit to abate such infringement.
     13.1.1 CERES shall have the first option to bring suit alone for infringement of the LICENSED VARIETY. If elected, in writing, CERES shall be responsible for taking those actions necessary to enforce the parties’ rights, wherein the expenses and cost of any such action shall be CERES’. CERES and NOBLE will consult with each other upon a course of action and enforcement strategy. CERES will be responsible for the conduct of any such enforcement action, and NOBLE will reasonably cooperate with CERES to effect the enforcement action, and if appropriate, determine a settlement position. CERES shall be responsible for retaining counsel and shall promptly notify NOBLE following retention of counsel, and NOBLE agrees to be represented by such counsel as may be required for any enforcement action or settlement. For purposes of settlement, CERES shall be the contact with the parties’ counsel as well as the opposing party(ies) and shall have the right to enter into settlements. CERES shall keep NOBLE advised as to all developments with respect to the enforcement action and settlement discussions, which includes supplying to NOBLE copies of all papers received and filed in sufficient time for NOBLE to comment thereon. NOBLE may attend any and all meetings with the parties’ counsel and the opposing side for settlement purposes. NOBLE agrees to voluntarily join in any action brought by CERES as a party plaintiff/defendant, if necessary, at the expense of CERES. If necessary, NOBLE agrees to enter into a joint defense agreement. Any damages received by CERES as a result of an enforcement action, after deduction of all enforcement related costs incurred by CERES, shall be considered as NET SELLING PRICE for the purpose of royalty payments to NOBLE; provided however that any award that exceeds compensation for loss of revenue, costs and expenses incurred by CERES (e.g. punitive damages), after deduction of all enforcement related costs incurred by CERES, will be shared equally by the parties.
     13.1.2 NOBLE shall have the first option to bring suit alone for infringement of any optioned varieties of the group of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993 that is yet to be licensed by CERES pursuant to the terms of this Agreement. If elected, NOBLE shall solely be liable for all litigation costs.
     13.1.3 In the absence of CERES’ and/or NOBLE’S participation in any such action, whether individually or jointly, UGARF reserves the right to bring such suit. In such instance, UGARF shall bear the entire cost of such litigation, including defending any counterclaims, and shall be entitled to retain the entire amount of any recovery of settlement.
     13.1.4 Should either party bring suit under the provisions of this Paragraph 13, and thereafter elects to abandon such action, then the party bringing suit shall give timely notice to the other party who may, if it so desires, or UGARF may, if it so desires, maintain the action.

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Unless the parties agree otherwise at the time of withdrawal, the withdrawing party shall have no further obligation for expenses for the subject action and shall not benefit from any subsequent settlement or other financial benefit received as a result of the subject action.
14. TERM AND TERMINATION.
     14.1 Subject to any other rights of termination under this paragraph, this Agreement shall have a term equal to the longer of:
(a)	on a jurisdiction-by-jurisdiction basis and variety-by-variety basis, fifteen (15) years from the date of the first sale of a LICENSED VARIETY; or

(b)	on a jurisdiction-by-jurisdiction basis and variety-by-variety basis, the term of the INTELLECTUAL PROPERTY RIGHTS in the respective jurisdiction covering the LICENSED VARIETY.
Notwithstanding the foregoing, the parties may by mutual agreement, in writing, extend the term of this Agreement by additional five (5) year periods.
     14.2 Each party shall have the right to terminate this Agreement unilaterally by giving written notice of termination to the other party if such other party fails to satisfy its material obligations, which shall include but are not limited to, making required reports and making required payments, under this Agreement, and such party subsequently fails to cure such failure(s) within (a) thirty (30) days for failures to remit payment for amounts due under this Agreement and (b) ninety (90) days for all other obligations after receipt of written notice from the non-breaching party specifying such failure.
     14.3 NOBLE will have the right to terminate this Agreement unilaterally with thirty (30) days’ written notice to CERES, (a) if CERES seeks protection under any bankruptcy, insolvency, receivership, trust, deed, creditors arrangement or comparable proceeding or if any such proceeding is instituted against CERES (and not dismissed within one hundred twenty (120) days); (b) in case of dissolution or winding up of CERES (excluding any situation where all or substantially all of CERES’ assets, stock or business to which this Agreement relates are acquired by a third party (whether by sale, acquisition, merger, operation of law or otherwise)); or (c) with one hundred twenty (120) days’ written notice to CERES, if the institutional mission, purpose or structure of NOBLE would change substantially.
     14.4 CERES may, after consultation with NOBLE, terminate this Agreement by written notice if in the commercially reasonable opinion of CERES the markets for the LICENSED VARIETY change or do not develop as anticipated, so as to render the production, promotion and sale of the LICENSED VARIETY uneconomical or impractical or if CERES decides to cease substantially all activities in SWITCHGRASS; provided however, CERES shall terminate its promotion, marketing and sales of the LICENSED VARIETY, whether directly or through an AFFILIATED COMPANY and/or SUBLICENSEES.
     14.5 The parties may terminate this Agreement at any time by mutual, written agreement.

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     14.6 Termination of this Agreement for any reason will not relieve either party of any obligation or liability accrued under this Agreement before termination or rescind any payments made or due before termination. Paragraphs 12, 14, 16, 19, 20, 21, 22, 23 and 24 will survive any termination of this Agreement.
     14.7 Upon termination by CERES pursuant to Paragraph 14.2 or by NOBLE pursuant to Paragraph 14.3(c), NOBLE will promptly deliver to CERES any and all BREEDER SEED in its possession and promptly upon harvesting, any of the aforementioned seed from plants which are in the field on the termination date, and NOBLE will grant CERES access to facilities and fields under its control for the purpose of collecting germplasm of each LICENSED VARIETY other than seed. Moreover, NOBLE will provide for the orderly transfer of CERES’ rights under this Agreement directly to UGARF; provided however, CERES seeks to assume such relationship directly. NOBLE represents that each license agreement between UGARF and NOBLE under which NOBLE grants options to CERES in this Agreement contains, or will contain when executed, a provision that if such agreement is terminated UGARF will directly grant a license to CERES under the same terms and conditions as agreed between NOBLE and CERES subject to CERES acceptance of such license.
     14.8 If NOBLE terminates this Agreement under the provisions of Paragraph 14.3(a) or 14.3(b) prior to the RELEASE DATE of a variety from the group of NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993, NOBLE shall be relieved of its obligation to offer an option under Paragraph 4.1 and such variety (or varieties) will be treated as if CERES declined to exercise its option.
     14.9 Immediately upon termination of this Agreement, except termination by CERES on the basis of Paragraph 14.2 or termination by NOBLE on the basis of Paragraph 14.3(c):
(a)	CERES shall either destroy or return all BREEDER SEED and all FOUNDATION SEED to NOBLE. No compensation shall be due for any seed destroyed or returned pursuant to this paragraph.

(b)	CERES may continue to sell LICENSED VARIETY seed in the ordinary course of business for a period of one (1) year after the termination date; provided however, the royalties on such sales are paid in the amounts and in the manner provided in this Agreement. Following such one (1) year period, all remaining inventory of LICENSED VARIETY seed must be destroyed, and CERES shall notify NOBLE of the same.
     14.10 Upon termination of this Agreement, no existing sublicenses granted by CERES shall be affected by such termination, and all such sublicenses shall remain in effect according to their terms, pursuant to the election of each SUBLICENSEE. Except in case of termination by CERES pursuant to Paragraph 14.2 or by NOBLE pursuant to Paragraph 14.3(c) and the establishment of a direct relationship by and between CERES and UGARF, NOBLE shall continue to be entitled to payments under such sublicenses pursuant to this Agreement, and such SUBLICENSEES, pursuant to the election of each SUBLICENSEE, shall be become a sublicensee of NOBLE.
     14.11 Termination of this Agreement shall not prevent:
(a)	NOBLE from recovering any royalties due as of termination (or thereafter, pursuant to Paragraph 14.9(b)); and

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(b)	either party from obtaining a remedy for any breach of the provisions of this Agreement.
15. MANAGEMENT COMMITTEE.
     15.1 The parties will establish a MANAGEMENT COMMITTEE to supervise the implementation, execution and progress of this Agreement, including the establishment of appropriate RELEASE DATES.
     15.2 The MANAGEMENT COMMITTEE will consist of four (4) members, two (2) to be appointed by each party and will meet at least once every six months, in person or by telephone, on dates and at locations to be mutually agreed. The representatives of each party may invite other employees of that party to the meeting on an as-needed basis, subject to prior notification of the other party.
     15.3 Decisions of the MANAGEMENT COMMITTEE shall be made by unanimous agreement and recorded in a manner prescribed by the MANAGEMENT COMMITTEE as a true record of the decisions. If the MANAGEMENT COMMITTEE cannot come to a unanimous agreement on any matter then the status quo shall apply.
16. CONFIDENTIALITY AND PUBLICATIONS.
     16.1 As used in this Agreement, the term “Confidential Information” shall mean (a) all non-public-information received by one party from the other in the framework of this Agreement and (b) any and all information, results (including materials) and observations generated by NOBLE in the performance of this Agreement. Confidential Information can include, but is not limited to, information concerning the disclosing party’s operations, research, processes, techniques, data, and non-public materials.
     16.2 From receipt to five (5) years after the disclosure of the relevant CONFIDENTIAL INFORMATION, the receiving party shall not use, except (a) for the benefit of the parties’ collaboration, or (b) such use as is expressly allowed by this Agreement, and/or disclose any Confidential Information to any third party without the prior written consent of the disclosing party if the Confidential Information was received from the other party, or the prior written consent of both parties if the Confidential Information was generated during the performance of this Agreement, excepting that information described in Paragraph 16.3. Confidential Information shall only be made accessible to each party’s employees or students on a need-to-know basis. Manuscripts and papers published in scientific journals and presentations made at public meetings that include Confidential Information are exempt from the conditions of this paragraph, provided the parties followed the procedure set forth in Paragraph 16.4.
     16.3 The receiving party shall have no obligations of confidentiality for information that: can be established through written evidence to be in the possession of the receiving party prior to the disclosure by the disclosing party; is or becomes public knowledge through no fault of the disclosing party; is acquired from others not under an obligation of confidentiality to the disclosing party. In addition, CERES shall have the right to proceed to disclosures of Confidential Information (a) as required to file for INTELLECTUAL PROPERTY RIGHTS or registration, (b) as required to exercise its commercialization rights granted in or on the basis of this Agreement and for related marketing

CERES-NOBLE EVA, PROD & LIC Agreement	Page 19 of 41

activities, (c) as required by laws, rules or regulation or court ordering such as, without limitation, SEC regulations, or (d) in CERES’ reasonable judgment, to (potential) investors and business partners.
     16.4 The parties agree that the researchers involved in the development of SWITCHGRASS described herein are permitted to present methods and/or results of the development activities at symposia and professional meetings and to publish the same in journals or the like, subject to the obligations of this paragraph. If either party wishes to present results of the evaluation activities set forth in this Agreement at symposia and professional meetings or publish the same in journals or the like, the disclosing party must furnish copies of any proposed publication, presentation, or disclosure (collectively “Disclosure”) to the other party at least thirty (30) days in advance of the specific submission, presentation, or other disclosure. If the non-disclosing party raises an objection within such thirty (30) day period with respect to any part of the proposed Disclosure, the parties will diligently cooperate to modify the objected matter. The non-disclosing party’s consent will be required for such Disclosure, but such consent will not unreasonably be withheld. If no objection is raised within the aforementioned thirty (30) day period, the disclosing party may proceed with the Disclosure.
     16.5 Each party shall be responsible for requiring any and all of its employees or students who will perform activities under this Agreement to be bound by a written agreement(s) that commits their inventions, discoveries, and other intellectual property to the party-employer and requires confidential treatment of party and third-party confidential information. Each party shall further notify each such employee, in writing, of their obligations and responsibilities under the terms of this Agreement, including but not limited to the provisions of this Article.
17. PAYMENTS (GENERALLY).
     17.1 Payments required under this Agreement shall, if overdue, bear interest at a per annum rate of one percent (1%) above the prime interest rate in effect on the due date, as reported in the Wall Street Journal, from the date the payment is due until it is received.
     17.2 All amounts other than royalties due by CERES to NOBLE pursuant to this Agreement shall be paid within thirty (30) days after the invoice date.
18. NOTICES.
     Any notices required to be given or which shall be given under this Agreement shall be in writing and delivered by first class mail or overnight (trackable) courier addressed to the Parties as follows:
Vice President of Product Development
Ceres, Inc.
1535 Ranch Conejo Blvd.
Thousand Oaks, California 91320
Vice President, General Counsel
The Samuel Roberts Noble Foundation, Inc.
2510 Sam Noble Parkway
Ardmore, Oklahoma 73401

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In the event that notices under this Agreement are sent by certified or registered mail (or alternatively, by overnight courier) by one party to the other party at its above address, they shall be deemed to have been given or made as of the date so mailed.
19. WARRANTIES.
     NOBLE represents and warrants that it has the right, under its agreement(s) with UGARF, to grant rights to CERES as set forth in this Agreement. Copies of relevant agreements by and between UGARF and NOBLE that concern or relate, directly or indirectly, to the rights transferred to NOBLE to test, evaluate, produce, use, sell and/or commercially exploit SWITCHGRASS varieties NF/GA001, NF/GA002, NF/GA991, NF/GA992 and NF/GA993 are included in EXHIBIT E. NOBLE will notify CERES within ten (10) days, in writing, of any modification to, or notice of termination or termination of its agreement(s) with UGARF.
20. DISCLAIMERS.
     20.1 EXCEPT AS SET FORTH IN PARAGRAPH 19, THE PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER PARTY HAS MADE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     20.2 IN NO EVENT SHALL EITHER PARTY BE HELD RESPONSIBLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFIT ARISING OUT OF THE USE OF ANY INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, OR THE IMPLEMENTATION OF THIS AGREEMENT, EVEN IF SUCH PARTY IS ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.
     20.3 NOBLE shall not be liable under any circumstances, whether in contract, in tort, under any warranty, in negligence or otherwise, for any incidental, indirect, special or consequential damages resulting from the exercise of CERES’ rights under the option and/or license granted pursuant to this Agreement or from the production, sale, storage, use or attempted use of the LICENSED VARIETY, including, but not limited to, damage to real or personal property, including land, livestock, crops, plants, seed or feed crop.
     20.4 Nothing in this Agreement shall be construed as:
(a)	a warranty or representation by either party as to the validity or scope of any INTELLECTUAL PROPERTY RIGHTS, patent rights or plant variety rights;

(b)	a warranty or representation by either party that anything made, used, sold or otherwise disposed of pursuant to any license granted under this Agreement is or will be free from infringement of patents of third parties;

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(c)	any obligations by either party to bring or prosecute actions or suits against third parties for patent infringement; and

(d)	a grant by implication, estoppel, or otherwise of any licenses under any intellectual property rights of NOBLE or other persons other than as provided in Paragraph 5.1 hereof.
21. INDEMNIFICATION.
     Excluding those acts directly attributable to the negligence or willful misconduct of NOBLE, CERES agrees to indemnify, hold harmless and defend NOBLE and UGARF, its trustees, officers, employees and agents and the breeders (as named in the INTELLECTUAL PROPERTY RIGHTS, if any) against any and all liability and/or damages with respect to any claims, suits, demands, judgments or causes arising out of (a) the production, development, storage, sale or any other use of the LICENSED VARIETY seed and/or exercise of rights granted hereunder by CERES, its SUBLICENSEES, distributors, agents, representatives or AFFILIATED COMPANIES; (b) the use by end-users and other third parties of LICENSED VARIETY seed; and/or (c) any representation, warranty or statement by CERES, its SUBLICENSEES, distributors, agents, representatives or AFFILIATED COMPANIES, concerning NOBLE, UGARF, LICENSED VARIETY seed or any INTELLECTUAL PROPERTY RIGHTS. In the event any such claims, demands or actions are made, CERES shall defend NOBLE and/or UGARF at CERES’ sole expense by counsel selected by CERES and reasonably acceptable to NOBLE. NOBLE shall promptly notify CERES, in writing, of any such claims, suits or demands upon discovery and shall cooperate with CERES in the defense, provided that CERES shall have the right to lead the defense including entering into any settlement. CERES will keep NOBLE informed about the conduct of the defense and consult NOBLE regarding any settlement proposals.
22. PUBLICITY AND USE OF NAMES.
     22.1 Neither party shall publicize or disclose the terms of this Agreement without the prior written approval of the other party, subject to the same exceptions as set forth in Paragraph 16.3, last sentence, (a) through (d).
     22.2 Neither party shall use the names, trademarks, design marks or any markings of UGARF, the Board of Regents or UGA in any publicity, advertising or news release without the prior written approval of an authorized representative of UGARF.
     22.3 The parties intend to issue joint press releases regarding this collaboration. Any such press release and any press release by either party will be subject to the prior written approval of both parties; provided however, that (a) CERES shall have the right to otherwise disclose information as may be required in CERES’ judgment to comply with SEC regulations or other laws, rules or regulations governing disclosure of information and (b) NOBLE shall have the right to otherwise disclose information as may be required in NOBLE’S judgment to comply with IRS or state regulations or other laws, rules or regulations governing disclosure of information. Notwithstanding the unilateral disclosure rights provided for in this paragraph, the disclosing party shall provide the other party a copy of any such unilateral disclosure preferably prior to its release.

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     22.4 CERES, any AFFILIATED COMPANY and any SUBLICENSEE may make known in promotional materials and technical literature that the LICENSED VARIETY was evaluated and developed for commercialization at NOBLE and seed is produced, marketed, and sold under a license from NOBLE; provided, however, that such use shall not state or otherwise imply that NOBLE has any relationship with CERES outside its publicized relationships (e.g., licensor-licensee, etc.). NOBLE shall have the right to review and must pre-approve, in writing, any and all such promotional materials and technical literature that references NOBLE or its employees prior to its public release.
     22.5 CERES, any AFFILIATED COMPANY and any SUBLICENSEE shall include on (or affix to) the seed packaging (e.g., bag or other container) and promotional materials the NOBLE mark set forth in EXHIBIT F to this Agreement in accordance with the terms and conditions set forth therein. NOBLE shall have the right to review and must pre-approve, in writing, any and all materials, including seed packaging, that includes or is intended to include the mark of EXHIBIT F.
23. DISPUTE RESOLUTION AND APPLICABLE LAW.
All disputes, differences or questions arising out of or in connection with this Agreement or its EXHIBITS, or related to the alleged breach, termination, validity, interpretation or violation thereof, shall be submitted to the MANAGEMENT COMMITTEE for resolution, which shall convene, whether in person or otherwise, to resolve such dispute in a timely manner. Either party may initiate a resolution procedure by providing written notice (“Dispute Notice”) to the other party, and any such Dispute Notice must set forth the subject matter of the dispute, difference or question. If after sixty (60) days the dispute remains unresolved, the presidents of CERES and NOBLE shall seek to resolve the dispute through negotiation or mediation. If negotiation is elected, the parties agree that at least eight (8) cumulative hours of negotiations between the presidents will be undertaken. If mediation is elected, the presidents will meet at a neutral site for mediation. Unless agreed to otherwise, the neutral site shall be Denver, Colorado. The mediation shall be conducted in accordance with the then existing Commercial Mediation Rules of the American Arbitration Association (AAA). The mediator shall be selected by mutual agreement of the parties. If the parties cannot agree on a mediator, AAA shall designate a mediator at the request of either party. Any mediator so designated must be acceptable to both parties. Fees for the mediation will be shared equally, and the parties will responsible for their respective expenses. Settlement reached in mediation or negotiation will not be binding until the parties have signed a written settlement agreement.
Any dispute, controversy, or claim arising out of or in connection with this Agreement or its EXHIBITS, or related to the alleged breach, termination, validity, interpretation or violation thereof, not settled by negotiation or mediation in accordance with the terms hereof, shall be finally settled and determined by arbitration administered by the AAA under its then current Commercial Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Commercial Disputes) (the “Rules”). The written reasoned award of the arbitrators shall be final and binding upon the parties, and judgment on or enforcement of the award so rendered may be sought, had or entered in any court having jurisdiction.
(a)	Initiation of Arbitration. Any party may initiate arbitration by filing a written request for arbitration with the AAA. A copy of the request shall be furnished to all other parties in accordance with the provisions of the Rules and the provisions in the agreement between the parties concerning notices. For all purposes the “commencement of the

CERES-NOBLE EVA, PROD & LIC Agreement	Page 23 of 41

arbitration” shall be deemed to be the date on which any party issues a written demand for arbitration in accordance with the requirements of Article 18.
(b)	Appointment of Arbitrators. Each party shall appoint an arbitrator, and the two arbitrators so appointed shall appoint the third arbitrator. The party initiating the arbitration shall appoint its arbitrator at the commencement of the arbitration. The other party shall appoint its arbitrator within thirty (30) days of the commencement of the arbitration. If the arbitrators appointed by the parties fail to appoint the third arbitrator within sixty (60) days of the commencement of the arbitration, the AAA shall appoint the third arbitrator following consultation with the parties.

(c)	Qualifications of Arbitrators. Each arbitrator so appointed shall have a reputation as being experienced in the legal and technical matters related to the dispute, shall be required to disclose, among other disclosures, any prior involvement with the legal and technical matters related to the dispute and any involvement with a competitor of any party, and shall not be presently nor in the past have been affiliated with any party or a competitor of any party. Notwithstanding the method of their appointment, each arbitrator shall be required to meet the standards contained in the Rules with respect to impartiality, independence and neutrality.

(d)	Location of the Arbitration. The seat of arbitration shall be Denver, Colorado. The arbitrators may hold hearings at such other locations as the arbitrators shall determine, after consultation with the parties.

(e)	Language of Arbitration. The arbitral proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or true copy thereof.

(f)	Procedural Requirements. The arbitrators shall, after consultation with the parties, make appropriate provision in the arbitration process for rules specific to this arbitration which:
(i)	require the disclosure of all exhibits expected to be used by the parties at the arbitration, and the exchange of complete copies of all such exhibits in advance of the arbitration;

(ii)	determine the dates for the exchange of said written disclosures and copies of said exhibits;

(iii)	require the written disclosure of the identity of all witnesses whom the parties expect to call at the arbitration;

(iv)	determine the dates for the exchange of the written disclosures of the identity of witnesses which the parties expect to call at the arbitration;

(v)	determine the dates for the exchange of sworn narrative statements containing the testimony of all witnesses whom the parties expect to call at the arbitration;

CERES-NOBLE EVA, PROD & LIC Agreement	Page 24 of 41

(vi)	require that the sworn narrative testimony of witnesses be submitted in substitution for the direct examination of the witness, and that all witnesses whose sworn testimony is submitted for consideration by the arbitrators must present him or herself for cross examination at the time and place of the arbitration hearing, unless some other procedure providing the parties with a full and complete opportunity for cross-examination has been established and provided by the arbitrators, the parties and the witness:

(vii)	prohibit, except upon a showing of good cause, or for purposes of rebuttal, the receipt into evidence of any exhibit not disclosed by the parties, nor shall the arbitrators permit a party to present the testimony of any witness whose identity and testimony was not exchanged prior to the arbitration;

(viii)	permit discovery as reasonable and necessary for the orderly preparation of the dispute for hearing and determination of the dispute (said discovery may include requests for production of documents and depositions of witnesses who cannot be summoned to the arbitration or are otherwise unavailable to attend the arbitration); and

(ix)	require all parties and experts to maintain all information and documents they have received , reviewed, exchanged or given testimony about in confidence pursuant to an appropriate confidentiality undertaking and order.
(g)	Limitation on Remedies. The arbitrators are precluded from awarding punitive or exemplary damages. In no event shall the arbitrators have the powers of an amiable compositeur.

(h)	Resort to the Courts. Nothing in this Agreement prohibits any party from seeking interim or conservatory relief in any court of competent jurisdiction; provided however, that neither the filing of an application for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, nor the granting of such relief, shall be deemed to be a waiver of the obligation of the party to have the dispute heard and determined solely and exclusively by arbitration.

(i)	Survival. The rights and obligations of the parties as described herein shall survive the termination, expiration, non-renewal or rescission of the Agreement between the parties.
24. GENERAL.
     24.1 Entire Agreement/Modifications. This Agreement together with its EXHIBITS constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, covenants or obligations except as set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto relating to the subject matter hereof. This Agreement may only be amended, modified or superseded by a writing executed by the authorized representative of the parties hereto. Pursuant to the obligations of this Agreement, the parties anticipate that EXHIBITS will be attached to and become part of this Agreement during its term.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 25 of 41

     24.2 Severability. This Agreement, to the greatest extent possible, shall be construed so as to give validity to all of the provisions hereof. If any provision of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the term of this Agreement, the remainder of this Agreement will not be affected or impaired thereby and will continue to be construed to the maximum extent permitted by law. In lieu of each provisions which is invalid, illegal or unenforceable, there will be substituted or added as part of this Agreement by mutual written agreement of the parties, a provision which will be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but will be valid, legal and enforceable.
     24.3 Waiver. No failure or delay by either party in exercising any right or remedy under this Agreement will waive any provision of this Agreement. Nor will any single or partial exercise by either party of any right or remedy under this Agreement preclude it from otherwise or further exercising any rights or remedies which it may have, or any other rights or remedies granted by any law or any related document.
     24.4 Enforcement. In the event an action is commenced by either party against the other to enforce any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, court costs and necessary disbursements incurred in connection with such action.
     24.5 Licensor-Licensee Relationship.The relationship of the parties is that of independent contractors and licensor-licensee. Nothing herein is intended or will be construed to establish any agency, partnerships, or joint ventures. Neither party has any authority to act for and/or to bind the other party in any way or to represent that either is in any way responsible for the acts of the other, except as may be explicitly provided for herein or authorized by the non-acting party in writing. Neither party is authorized or empowered to act as an agent for the other party for any purpose, nor shall either party be bound by the acts or conduct of the other party.
     24.6 Assignablility. This Agreement binds and enures to the benefit of the parties, their successor or assigns, but may not be assigned by either party without the prior written consent of the other party; provided however, that CERES shall have the right to assign its rights and obligations under this Agreement to any AFFILIATED COMPANY and either party shall have the right to assign its rights and obligations under this Agreement to a third party in conjunction with the transfer to the third party of substantially all of the assets of that party associated with performance under this Agreement without prior consent.
     24.7 Force Majeure. No party shall be responsible to the other party for delay or failure in performance of any the obligations imposed by this Agreement, provided such failure shall be occasioned by fire, flood, explosion, lightning, wind storm, hailstorm, earthquake, subsidence of soil, failure of machinery or equipment or supply of materials, discontinuity in the supply of power, court order or governmental interference, terrorist attacks, civil commotion, riot, war, strikes, labor disturbances, transportation difficulties, labor shortage, natural genetic variation of any living matter or by any other cause of like or unlike nature beyond the reasonable control and without fault or negligence of such party.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 26 of 41

     24.8 Choice of Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
     IN WITNESS WHEREOF, CERES and NOBLE have caused this Agreement to be duly executed as indicated below.

THE SAMUEL ROBERTS NOBLE FOUNDATION, INC.		CERES, INC.

By:	/s/ Michael A. Cawley	By:	/s/ Richard Flavell

Name:	Michael A. Cawley	Name:	Richard Flavell, CBE, FRS
Title:	President	Title:	Chief Scientific Officer
Date:	19 May 2006	Date:	19 May 2006

		By:	/s/ Richard Hamilton

		Name:	Richard Hamilton
		Title:	President & Chief Executive Officer
Date:

CERES-NOBLE EVA, PROD & LIC Agreement	Page 27 of 41

EXHIBIT A — LICENSED VARIETY
(Paragraph 1.8)

	LICENSE COMMENCEMENT	INTELLECTUAL PROPERTY
LICENSED VARIETY	DATE	RIGHTS
NF/GA993

CERES-NOBLE EVA, PROD & LIC Agreement	Page 28 of 41

EXHIBIT B — EVALUATION PLAN
(Paragraph 1.24)
SEED PRODUCTION PLAN: PRE-BREEDER AND BREEDER SEED
•	Establish a two (2) acre breeder field at NOBLE’s Dupy Farm and one-quarter (0.25) acre breeder field at the University of Georgia (UGA), Athens, GA of NF/GA993. Goal: to produce 300 lbs of breeder seed per year for 2006, 2007, and 2008.
•	Harvest seed from the pre-breeder field of NF/GA001 at Athens, GA. Goal: to produce 15 lbs of pre-breeder seed per year for 2006 and 2007.
•	Establish a 1/16 acre pre-breeder field of NF/GA002 at Ardmore, OK. Goal: to produce 5 lbs of pre-breeder seed per year for 2006, 2007, and 2008.
•	Establish breeder fields of NF/GA991, NF/GA992, NF/GA001, and NF/GA002 as directed by the MANAGEMENT COMMITTEE.
PLANTING / MANAGEMENT PLAN FOR
NOBLE/CERES SWITCHGRASS BIOMASS PERFORMANCE TRIAL
•	The NOBLE/CERES Switchgrass Performance Trial is a multi-location trial coordinated by NOBLE.
•	Goal: to determine the biomass yield of NF/GA switchgrass experimentals compared to the standard checks ‘Alamo’, ‘Kanlow’, and ‘Cave-in-Rock’ at multiple locations throughout the southern USA and the Southern great plains region.
•	The test locations to be established in 2006 are: Athens, GA, Starkville, MS, Overton, TX, Ardmore, OK, and Stillwater, OK. NOBLE shall be responsible for contracting with each site, excluding Ardmore, OK, pursuant to the terms and obligations of this Agreement.
•	At each location, multiple entries will be planted as replicated small plots. Plot size is 5’ X 15’ with 6 replications (randomized complete block design). However, if the investigator at each test location prefers wider plots, seed can be supplied to accommodate plot sizes of 7.5’ X 15’ or 10’ X 15’. The site-investigator and NOBLE will discuss this matter prior to establishment of the plot and provision of any seed.
•	The core entries that will be evaluated at all test locations are NF/GA991, NF/GA992, NF/GA993, NF/GA001, NFSG05-1 (NOBLE), Alamo (commercially available), Cave-in-Rock (commercially available) and Kanlow (commercially available).
•	In addition to the baseline evaluations reference above, the entries Trialblazer (Univ of Nebraska), Shawnee (Univ of Nebraska), NSL 2001-1 (Oklahoma State Univ), and SL93 2001-1 (Oklahoma State Univ) also will be evaluated at Overton, TX, Ardmore, OK, and Stillwater, OK.
•	A seeding rate of 5lbs per acre pure live seed (PLS).
•	Below is the NOBLE protocol, developed internally, that will apply to all test locations for the establishment and management of these trials.
1.	Clean-till as soon as possible (April).

2.	Roller pack after clean-till.

3.	Wait for rain or irrigate to germinate annual weeds (4-5 weeks).

CERES-NOBLE EVA, PROD & LIC Agreement	Page 29 of 41

4.	After weeds, seed switchgrass no-till at depth of 0.25”.

5.	Roller pack again if planter does not have heavy press wheels.

6.	Immediately after planting, spray glyphosate within three (3) days to kill existing weeds.

7.	Take notes on seedling emergence (e.g., each week score plots from 1 to 5 with 1=no emergence and 5=excellent emergence). Promptly send such raw data available to NOBLE for statistical analysis.

8.	After the majority of the switchgrass plots reaches 2-3 leaf stage, then spray 0.15oz Cimarron (Ally) for broadleaf weed control and 1.3pt Dual + Atrazine for PRE weed control, do not apply crop oil with Atrazine.

9.	Fertilize with 125 lbs N per acre as complete fertilizer (P and K amounts applied to soil test).

10.	After switchgrass plants show good tillering, apply 2,4-D as needed.

11.	Harvest (dry matter yield) in first year during September — October period. Promptly send such raw data available to NOBLE for statistical analysis.

12.	In the two subsequent years (2007 and 2008), the plan will be the same from #8 onward with the following exceptions: mow off plants in April and then apply 0.15oz Cimarron (Ally) for broadleaf weed control and 1.3pt Dual + Atrazine; apply 125 lbs of N fertilizer per acre (April); harvest again in September-October period.
DATA ANALYSIS AND REPORTING
i.	Statistical analysis of the results will be carried out using standard statistical analysis of variance procedures.

ii.	Noble will provide to the MANAGEMENT COMMITTEE:
1.	Reports summarizing the results of the Performance Trial annually

2.	Raw data generated during the performance of the trial annually

3.	Samples of breeders seed after the first year
•	Noble will report to the MANAGEMENT COMMITTEE on a quarterly basis on the status of the trial.
COSTS AND EXPENSES
Seed Production:
•	All expenses will be paid by NOBLE.
Biomass Performance Trials
•	Initial number of locations is five (5).

•	Direct cost per (non-NOBLE) location is [***] per annum.

•	NOBLE will assume any and all expense for any NOBLE site.

•	CERES cost per annum (4 test sites): [***].

•	Number of years: 3.

•	CERES total cost: [***].

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

EXHIBIT C — NON-BINDING MARKETING PLAN FOR NF/GA993
(Paragraph 1.25)
1.	TIMING

This MARKETING PLAN is to cover NF/GA993 for a five year period and shall be reviewed annually with adjustments made for further five (5) year periods in line with market conditions and the agronomic performance of NF/GA993. Production and sales shown below are estimates based on switchgrass as a forage grass and as a feedstock for bioconversion. Market conditions may improve if biorefineries are constructed. Construction of such biorefineries is expected to occur during the next 5 years. (see attached tentative projections for biomass market)

2.	POSITIONING

NF/GA993 will be positioned in the highly productive pasture grass segment with claims of higher biomass and faster stand establishment than other available switchgrass varieties, NF/GA993 will also be positioned as the premier feedstock for bioconversion in the vicinity of any biorefinery using cellulosic biomass as a feedstock around which NF/GA993 demonstrates superior agronomic performance. NF/GA993 may also be positioned as a viable alternative forage in geographies where agronomic performance is adequate.
Sales of NF/GA993 is likely to be best adapted in the southern US from Oklahoma, southern Kansas, southern Missouri to the east coast and south. CERES and NOBLE will test NF/GA993 farther north into Kansas, Colorado, Missouri, and Nebraska. Testing sites may also be established in California and Idaho. CERES will work with NOBLE to identify the range of adaptation for NF/GA993. States colored in blue in the figure have the highest potential acreage. States in green and red have significant potential but relatively small current grass acreage based on USDA data as shown in the table below. These areas have significant biomass yield potential and potential for construction of biorefineries, and it will be important to evaluate NF/GA993 to determine whether it is adapted to these growing areas.

		Winter
	Hay	Wheat	Sorghum	Total
State	(x1000)	(x1000)	(x1000)	(x1000)
KS	2,200	9,600	2,650	14,450
TX	4,700	3,200	2,000	9,900
OK	2,700	3,900	230	6,830

CERES-NOBLE EVA, PROD & LIC Agreement	Page 31 of 41

		Winter
	Hay	Wheat	Sorghum	Total
State	(x1000)	(x1000)	(x1000)	(x1000)
MO	3,700	570	120	4,390
KY	2,200	300		2,500
TN	1,850	170		2,020
ID	300	730		1,660
AR	1,330	165		1,495
VA	1,190	170		1,360
NC	680	440	13	1133
CA	520	260	12	877
GA	650	160	30	840
MS	700	90	28	818
AL	760	50	6	816
LA	400	120	95	615
SC	330	170	6	506
FL	265	14		279
3.	PROMOTION

Promotional activities will include:
•	Articles and advertising in relevant magazines

•	Advertising and promotions on the web

•	On farm testing and testimonials

•	Bulletins of results of state yield trials

•	Grower meetings
4.	DISTRIBUTION

Several distribution channels are under consideration. Sales and marketing activities are planned to begin in 2007 and increase as production ramps up:
•	Establishment of a sales force and distribution network and/or distribution through existing distribution systems such as retail outlets and regional seed companies. This activity is planned to begin in 2006 and expand as needed.

•	Direct sales to farmers. This is particularly likely in the vicinity of biomass conversion facilities

•	Web based direct sales
5.	EVALUATION

The EVALUATION PLAN is described in detail in Exhibit B.

6.	PROTECTION

US PVP filing is planned for 2008 pending data acquisition described in Exhibit B.

7.	SEED SALES

All current sales projections are for US sales. Activities will begin in 2008 to determine whether switchgrass seed can be sold ex-US and in which markets. Sales plans for any selected markets will be established in 2009. Projections are for COMMERCIAL SEED. Discounted, unbranded (i.e., variety not stated) sales may occur in case of low purity or low germination quality.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 32 of 41

The following table summarizes estimated COMMERCIAL SEED production acreage and royalties based on sales of the LICENSED VARIETY as a forage grass assuming a four (4) pound seeding rate, wholesale price of $3.00 per pound and a royalty rate of [***]:

Production	Planting	Certified	Pounds		Projected
Season	Season	Acres	of Seed	Sales	Royalty
2008	2009	[***]	[***]	[***]	[***]
2009	2010	[***]	[***]	[***]	[***]
2010	2011	[***]	[***]	[***]	[***]
2011	2012	[***]	[***]	[***]	[***]
2012	2013	[***]	[***]	[***]	[***]
2013	2014	[***]	[***]	[***]	[***]
2014	2015	[***]	[***]	[***]	[***]
2015	2016	[***]	[***]	[***]	[***]
2016	2017	[***]	[***]	[***]	[***]
2017	2018	[***]	[***]	[***]	[***]
8.	ROYALTY INCOME

See table above for non-binding estimated royalty payments and commencement date of payment.

9.	SEED PRODUCTION

See table above for non-binding estimated COMMERCIAL SEED production for the pasture grass segment, land area to be sown, estimated production and harvest date. The attached table shows non-binding estimates for biomass for bioconversion facilities. CERES will:
•	Identify growers and establish grower contracts by spring 2008

•	Lease, build or buy a production facility by fall 2008

•	Establish quality testing capability by fall 2008

CERES-NOBLE EVA, PROD & LIC Agreement	Page 33 of 41

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Tentative projections for biomass market

	2005	2006		2007		2008		2009		2010		2011		2012		2013		2014
	Fall	Spring	Fall	Spring	Fall	Spring	Fall	Spring	Fall	Spring	Fall	Spring	Fall	Spring	Fall	Spring	Fall	Spring	Fall
Pounds of breeders seed	15		300		300		540		513		487		463		440		418		397
Percent breeders production		50%		0%		0%		0%		0%		0%		0%		0%		0%
Percent foundation production				80%		0%		0%		0%		0%		0%		0%		0%
Percent R&D		50%		20%		20%		5%		5%		5%		5%		5%		5%

Pounds of foundation seed					28,000		28,000		56,000		56,000		56,000		56,000		56,000		56,000
Percent registered production						1%		0%		0%		0%		0%		0%		0%
Percent commercial production						74%
Percent marketing						25%

Pounds of registered seed							32,667		62,067		94,733		71,050		46,183		20,782		20,782
Percent commercial production								10%		0%		25%		35%		55%		0%

Pounds of commercial seed							2,417,333		3,523,644		3,855,538		4,300,828		6,954,512		10,713,995		9,078,784
Percent marketing								10%		10%		10%		10%		10%		10%
Percent commercial sale								60%		60%		60%		60%		60%		60%
Percent carryover								30%		30%		30%		30%		30%		30%

Pounds breeders seed production			350		350		350		0		0		0		0		0		0
Pounds foundation seed production			0		28,000		28,000		28,000		0		0		—		0		0
Pounds registered seed production			0		0		32,667		32,667		32,667		0		—		—		0
Pounds commercial seed production			0		0		2,417,333		2,798,444		2,798,444		3,144,167		5,664,264		8,627,641		5,864,585
Total pounds used for marketing						7,000		241,733		352,364		385,554		430,083		695,451		1,071,399
Total pounds used for R&D		7.5		60		60		27		26		24		23.149125		22		21
Total pounds for commercial sale								1,450,400		2,114,187		2,313,323		2,580,497		4,172,707		6,428,397

Total new acreage		4		100		8,420		339,525		493,319		547,678		610,413		982,106		1,499,966
Breeder’s production acres		1		0		0		0		0		0		0		0		0
Foundation production acres		0		80		0		0		0		0		0		0		0
Registered production acres		0		0		93		0		0		0		0		0		0
Commercial production acres		0		0		6,907		1,089		0		7,894		8,289		8,467		0
Marketing acres		0		0		1,400		48,347		70,473		77,111		86,017		139,090		214,280
R&D acres		3		20		20		9		9		8		8		7		7
Commercial acres		0		0		0		290,080		422,837		462,665		516,099		834,541		1,285,679

Total acreage		4		104		8,524		348,047		841,286		1,381,961		1,991,265		2,971,951		4,125,587
Breeder’s production acres		1		1		1		0		0		0		0		0		0
Foundation production acres		0		80		80		80		0		0		0		0		0
Registered production acres		0		0		93		93		93		0		0		0		0
Commercial production acres		0		0		6,907		7,996		7,996		8,983		16,184		24,650		16,756
Marketing acres		0		0		1,400		49,747		120,220		197,330		283,347		421,037		586,970
R&D acres		3		23		43		52		60		66		53		41		39
Commercial acres		0		0		0		290,080		712,917		1,175,582		1,691,681		2,526,223		3,521,822

CERES-NOBLE EVA, PROD & LIC Agreement	Page 34 of 41

EXHIBIT D — (MODEL) SUBCONTRACTOR EVALUATION AGREEMENT
(Paragraph 2.2.1)
A.	Recipient:

B.	Address:

C.	Plant Material:

SPECIES	CODE/DESCRIPTION	WEIGHT

D.	Research Purpose: Variety production evaluation and performance testing with .

E.	Location for Conduct of Research:
The <<INSTITUTION>> (“Provider”) will provide the Recipient the Plant Material subject to the following terms and conditions:
     1. The Recipient shall use the Plant Material solely for the Research Purpose.
     2. Provider is (i) owner of all or a portion of the intellectual property rights in the Plant Material and/or (ii) licensee of all or a portion of the intellectual property rights in the Plant Material.
     3. Without the prior written consent of Provider, the Recipient shall not use the Plant Material, seed, or any product derived therefrom in any form of reselection, breeding, sexual crossing, seed production, back crossing, tissue culturing, mutagenesis, genetic transformation or any biotechnological process, except as specifically approved in this Agreement.
     4. The Recipient shall not supply or otherwise transfer the Plant Material or any products or progeny derived therefrom, be it seed or vegetative material, to any other person or entity without the prior written permission from an authorized representative of Provider.
     5. The Recipient shall take all precautions to prevent theft or pilferage of any material related to and including the Plant Material.
     6. The Recipient shall voluntarily provide Provider the results of any evaluation using this Plant Material, including any proposed publication concerning the Plant Material.
     7. The Recipient will be free to publish the research results from the evaluation contemplated by this Agreement; provided however, the Recipient must provide Provider any proposed publication at least thirty (30) days prior to submission. Provider will review such proposed publication for the need of intellectual property protection and/or to identify any inadvertent disclosure of proprietary information. If necessary, the Recipient agrees to (i) delay publication by no more than sixty (60) days to enable the filing of an application for intellectual property protection and/or (ii) remove any proprietary information identified by Provider.
     8. Provider represents that it has the right to transfer the Plant Material under this Agreement.

CERES-NOBLE EVA, PROD & LIC Agreement	Page 35 of 41

     9. At the end of the evaluation trial, the Recipient shall, at the option of Provider, (i) return to Provider all unused Plant Material supplied by Provider and all materials, regardless of type, produced from the Plant Material or (ii) destroy all unused Plant Material supplied by Provider and all materials, regardless of type, produced from the Plant Material. The Recipient agrees that all such unused Plant Material and all materials, regardless of type, produced from the Plant Material are the property of Provider.
     10. The Recipient acknowledges and agrees that Provider shall not be liable for any damages or loss that may arise from testing of the Plant Material.
     11. The Recipient acknowledges and accepts that the Plant Material is being supplied with no warranties, expressed or implied. In particular, as the use of the Plant Material is limited to the furtherance of the Research Purpose, there is no basis for and no warranty given for fitness for a particular purpose or merchantability.
Organization:
Recipient:

                                        Date

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EXHIBIT E — COPIES OF UGARF-NOBLE LICENSE AGREEMENTS
FOR THE LICENSED VARIETY
(Paragraph 19)

CERES-NOBLE EVA, PROD & LIC Agreement	Page 37 of 41

License Agreement
     THIS AGREEMENT, dated the 15th day of May, 2006 (“Effective Date”), is made between the UNIVERSITY OF GEORGIA RESEARCH FOUNDATION, INC., a Georgia nonprofit corporation with an office located in the Boyd Graduate Studies Research Center, Athens, Georgia 30602-7411 (hereinafter referred to as “UGARF”), and THE SAMUEL ROBERTS NOBLE FOUNDATION, INC., an Oklahoma nonprofit corporation with principal offices at 2510 Sam Noble Parkway, Ardmore, Oklahoma 73401 (hereinafter referred to as “NOBLE”).
WITNESSETH
     WHEREAS, UGARF and NOBLE are parties to a Material Transfer, Testing, and Parental Crossing Agreement, dated May 1, 2004 (“MTA”), which permitted the initial transfer to NOBLE of seed for certain cultivars (“Selections”), which included a switchgrass Selection hereinafter referred to as “GA993”; and
     WHEREAS, UGARF is the assignee of all right, title, and interest in inventions, including the Selections, developed by employees of The Board of Regents of the University System of Georgia (hereinafter “Board of Regents”) working at The University of Georgia (“UGA”) and is responsible for the protection and commercial development of such inventions; and
     WHEREAS, UGA researcher(s), during the course of their employment at UGA, developed GA993, which is suitable as a forage, range management crop and/or biomass crop; and
     WHEREAS, NOBLE, through its facilities and experience, has the ability to produce, evaluate and improve GA993 and, through its market relationships, has the ability to market GA993 in the appropriate marketplaces; and
     WHEREAS, NOBLE wishes to obtain certain exclusive rights to use, produce and sell GA993 seed directly and/or indirectly through a Sublicensee(s); and
     WHEREAS, UGARF desires to grant such rights through this Agreement, subject to the terms and obligations set forth herein, which supersedes any prior or contemporaneous representations, understandings and agreements, whether oral or written relating to the subject matter hereof;
     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:
ARTICLE I. DEFINITIONS
     1.1 “Licensed Variety” means the GA993 switchgrass variety developed at UGA, a sample of which seed will be submitted to the Plant Variety Protection Office of the United

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States Department of Agriculture, wherein this provision will be amended by letter agreement after the Effective Date to reflect the date of such submission and the related application number for any plant variety rights (e.g., United States plant variety protection certificate).
     1.2 “Breeder Seed” means seed of Licensed Variety that is identified by the breeder as being of a suitable standard of physical and genetic purity to produce Foundation Seed.
     1.3 “Foundation Seed” means that seed produced from plants grown directly from Breeder Seed, cultivated according to certification regulations and meets the specifications of the official seed certifying agency of the state in which said seed is/was produced.
     1.4 “Registered Seed” means that seed produced from plants grown directly from Foundation Seed, cultivated according to certification regulations and meets the specifications of the official seed certifying agency of the state in which said seed is/was produced.
     1.5 “Certified Seed” means that seed produced from plants grown directly from Foundation Seed or Registered Seed, cultivated according to certification regulations and that meets the specifications of the official seed certifying agency of the state in which said seed is/was produced.
     1.6 “Non-certified Seed” means seed produced from plants cultivated according to certification regulations of the official seed certifying agency of the state in which said seed was grown, but which such seed does not meet the specifications of Certified Seed but may still be sold as the Licensed Variety.
     1.7 “Commercial Seed” means Registered Seed, Certified Seed or Non-certified Seed produced directly from Foundation Seed or Registered Seed that is sold for purposes other than seed production.
     1.8 “Sublicenses” mean licenses granted by NOBLE to third parties (“Sublicensees”), as authorized by this Agreement.
     1.9 “Indemnitees” mean UGARF, UGARF’s officers and directors, the Board of Regents, and the Board of Regents’ employees at UGA.
     1.10 “Licensed Sales Territory” shall mean the United States and all other countries of the world.
     1.11 “Licensed Production Territory” shall mean the United States and all other countries of the world.
     1.12 “Affiliate” means any entity that controls, is controlled by or is under common control with Licensee, where “control” means beneficial ownership of more than fifty percent (50%) of the outstanding shares or securities or the ability otherwise to elect a majority of the board of directors or other managing authority.
     1.13 “Net Selling Price” means the actual wholesale price for seeds of the Licensed Variety received by NOBLE or a Sublicensee for the sale of such seed, excluding seed for

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further seed production, less any (a) customary trade, quantity, or cash discounts; (b) amounts repaid or credited by reason of rejection or return; (c) any sales, use, tariff, customs duties, V.A.T. and/or other taxes, duties and similar governmental assessments (except taxes based on income); and (d) outbound transportation, shipping, packing, costs of insurance in transit paid by NOBLE or a Sublicensee; subject in all cases to (a) to (d) being separately charged on customer invoices or credit notes. Where there is no identifiable sale price or when a Licensed Variety is sold to other than bona fide, arms length customers of NOBLE or a Sublicensee, NOBLE or the Sublicensee shall be deemed to have received the Net Selling Price calculated based only on the final sale of the seed (wholesale level) to an independent third party, otherwise referred to as net wholesale price payable by dealers. If no such current price is available, a hypothetical fair market value price will be determined by the parties jointly in good faith for the purpose of calculating Net Selling Price.
     1.14 “Marketing Plan” means a detailed written plan for production, distribution, selling and promotion of each Licensed Variety prepared by or on behalf of NOBLE and submitted to UGARF. A Marketing Plan may be (a) binding, i.e., in lieu of the payment of minimum royalties, the performance of NOBLE (through NOBLE, any Affiliated Company and any Sublicensee) shall be reasonably compared to forecasts and/or projections therein, or (b) non-binding, i.e., the performance of NOBLE (through NOBLE, any Affiliated Company and any Sublicensee) shall not be compared by forecasts and/or projections therein and such forecasts and/or projections are merely advisory. Each Marketing Plan shall include at least the information outlined in EXHIBIT A, and the actual, adopted Marketing Plans shall be attached as further exhibits to this Agreement as adopted.
ARTICLE II. GRANT OF LICENSE
     2.1 License. Subject to compliance with the obligations of this Agreement, UGARF hereby grants NOBLE:
     (a) The exclusive right to produce all seed of the Licensed Variety in the Licensed Production Territory, including Breeder Seed and Foundation Seed; and
     (b) The exclusive right to use, sell and commercially exploit the seed of the Licensed Variety in the Licensed Sales Territory.
     2.2 Sublicenses. NOBLE shall have the right to grant Sublicenses within the Licensed Sales Territory for the production, use, sale and commercial exploitation of the seed of the Licensed Variety, provided that:
     (a) The terms and obligations of any such Sublicense shall be consistent with the terms and obligations of this Agreement. Notwithstanding, NOBLE shall remain responsible for the operations of its Sublicensees relevant to this Agreement as if such operations were conducted and carried out by NOBLE, including, but not limited to, the payment of all fees and royalties due under this Agreement.
     (b) NOBLE further shall deliver to UGARF for informational purposes (and under an obligation of confidentiality) a true and correct copy of each Sublicense granted

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by NOBLE, and any modification or termination thereof, within thirty (30) days after execution, modification or termination.
     (c) NOBLE shall use commercially reasonable effort to collect any and all amounts due to NOBLE under any Sublicense for the sale of seed of the Licensed Variety.
     2.3 No Implied License. Nothing in this Agreement shall be construed as conferring by implication, estoppel, or otherwise any license or rights under any plant variety rights by, or licensed to, UGARF other than the one(s) reference in Paragraph 1.1 and any foreign counterparts.
ARTICLE III. SEED PRODUCTION
     3.1 NOBLE agrees to use its reasonable efforts to produce Breeders Seed of the Licensed Variety for seed production, whether directly or through its Sublicensees.
     3.2 Production and processing of seed of the Licensed Variety shall be under the supervision of NOBLE, and such production and processing shall be available for inspection by UGARF representatives.
ARTICLE IV. CONSIDERATION FOR LICENSE
     4.1 In partial consideration for the rights granted hereunder, NOBLE agrees to prepare and file, or have prepared and filed, any and all applications in the name of UGARF for plant variety rights for the Licensed Variety in the United States and, at NOBLE’s discretion, in any other jurisdiction.
     4.1.1 UGARF shall have a right to review any such filing made under this paragraph prior to its submission and be informed of all actions relating to such filings.
     4.1.2 NOBLE shall be responsible for any and all fees and expenses incurred in filing, examining, certifying and maintaining any such plant variety rights.
     4.1.3 If NOBLE intends to abandon any plant variety rights, pending or otherwise in any jurisdiction, NOBLE shall first give sufficient written notice to UGARF to permit UGARF the opportunity to assume such filing, examination and/or maintenance without prejudice.
     4.1.4 Any application for plant variety rights shall reflect the complete name of the Licensed Variety. In consultation with UGARF, a preferred name for the Licensed Variety will be determined under which the seed will be marketed and sold. NOBLE shall be responsible for any and all fees and expenses in obtaining any trademarks or other registrations to secure or reserve such preferred name. NOBLE shall be responsible for the registration or reservation of such preferred name, wherein NOBLE and/or the primary marketer of the Licensed Variety shall be the owner(s) of the same.

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     4.2 In partial consideration for the rights granted hereunder, NOBLE agrees to pay to UGARF [***] of any and all remuneration it receives from its Sublicensees, excluding royalties based on the Net Selling Price.
     4.3 In partial consideration for the rights granted hereunder, NOBLE agrees to pay to UGARF for any sales made by NOBLE, any Affiliated Company, and any Sublicensees for seed of the LICENSED VARIETY, a royalty of:
     (a) [***] of the Net Selling Price for the naked seed weight (exclusive of any coating materials that may be applied) of all Commercial Seed of the Licensed Variety sold in the United States in that calendar year up to and including two million (2,000,000) lbs;
     (b) [***] of the Net Selling Price for the naked seed weight (exclusive of any coating materials that may be applied) of all Commercial Seed of the Licensed Variety sold in the United States in that calendar year in excess of two million (2,000,000) lbs and up to three million (3,000,000) lbs;
     (c) [***] of the NET SELLING PRICE for the naked seed weight (exclusive of any coating materials that may be applied) of all Commercial Seed of the Licensed Variety sold in the United States in that calendar year in excess of three million (3,000,000) lbs and up to four and a half million (4,500,000) lbs; and
     (d) [***] of the Net Selling Price for the naked seed weight (exclusive of any coating materials that may be applied) of all Commercial Seed of the Licensed Variety sold in the United States in that calendar year in excess of four and a half million (4,500,000) lbs.
     4.4. NOBLE shall have the right to sell, directly or through any Affiliated Company and any Sublicensee, limited quantities of seed of the Licensed Variety as “variety not stated” for inventory control and disposal of seed that does not satisfy the standards of Commercial Seed. NOBLE agrees to pay to UGARF for sales made by NOBLE, any Affiliated Company, and any Sublicensee a royalty determined in accordance with Paragraph 4.3 for annual seed of the Licensed Variety sold in the United States.
     4.4.1 “Limited quantities” shall not exceed 10% of the annual production of Commercial Seed in each year.
     4.4.2 “Variety not stated” seed cannot be associated with, directly or indirectly, any Commercial Name or include any other designations that identify such material as the Licensed Variety.
     4.5 Notwithstanding any other provision contained in this Agreement and irrespective of the level of sales of seeds of the Licensed Variety under this Agreement, NOBLE shall pay to UGARF for each calendar year of the term hereof a minimum royalty with respect to the Licensed Variety, according to the following schedule. Payment of this minimum royalty shall be due on or before March 31 of the succeeding year for which the payment is due.

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Minimum Royalties:
Calendar Year	Minimum Royalty (USD)
2009	[***]
2010	[***]
2011	[***]
2012	[***]
2013	[***]
2014	[***]
2015	[***]
2016	[***]
2017	[***]
2018	[***]
     4.6 The minimum royalty of Paragraph 4.5 shall not carry forward to subsequent calendar years as royalty credit against future sales. For clarification, the following rules shall guide the relationship between royalties and minimum royalties:
     (a) If the royalty payments due under Paragraphs 4.2 and 4.3 are less than the minimum royalty of Paragraph 4.4 in a given year, then only the minimum royalty of Paragraph 4.4 shall be payable;
     (b) If the royalty payments due under Paragraphs 4.2 and 4.3 exceed the minimum royalty of Paragraph 4.4 in a given year, then the minimum annual royalty shall not be payable;
     (c) Should there be a failure in production of seed of the Licensed Variety where NOBLE can evidence that sufficient acreage was established to produce adequate seed for payment of the minimum royalty of Paragraph 4.5 and production of seed failed due to circumstances beyond the control of NOBLE, NOBLE’S contract grower(s) or its Sublicensees then the minimum royalty will be paid pro-rata to the extent of the failure of seed production; and
     (d) UGARF recognizes that there are many uncertain factors in the production and potential use of the Licensed Variety and agrees that the Minimum Royalties specified in Paragraph 4.5 may, at the request of NOBLE, be readdressed by the parties after the 2010 calendar year.
     4.7 NOBLE shall be responsible for the collection and payment of royalties due to UGARF for all seed sold in the Licensed Sales Territory.

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

     4.8 NOBLE shall, in addition to any payments due under Paragraph 4.2, pay all goods and service or other taxes due hereon.
     4.9 Payments, payable in U.S. dollars, for each calendar year (ending December 31) shall be delivered to UGARF on or before the following April 15 at the following address:
Director, TCO
The University of Georgia Research Foundation, Inc.
Boyd Graduate Studies Research Center
6th Floor
Athens, Georgia 30602-7411
     Such payments shall be accompanied by a written report setting forth the production and sales by NOBLE (and each Sublicensee) of seed during the calendar year and the royalties due. If no royalties are due, NOBLE also shall so report.
     4.10 Payments required under this Agreement shall, if overdue, bear interest at a per annum rate of one percent (1%) above the prime interest rate in effect on the due date, as reported in the Wall Street Journal, from the date the payment is due until it is received.
ARTICLE V. BOOKS AND RECORDS
     5.1 NOBLE shall keep, and require each Sublicensee to keep, accurate records of all production and sales of seed of the Licensed Variety. These records should include, at least, the number of acres of seed of the Licensed Variety under production, the physical location of each Licensed Varity production field owned or controlled by NOBLE or a Sublicensee(s), the total amount of Licensed Varity seed produced, the total amount of seed of the Licensed Variety sold, and all invoices or shipping documents relating to such sales.
     5.2 NOBLE shall allow UGARF (and/or its representatives or agents) to inspect NOBLE’s records pertaining to the Licensed Variety for the exclusive purpose of verifying the accuracy of the reports provided pursuant to Article IV. Any such inspection shall occur during normal business hours and after UGARF has provided written notice at least ten business days prior to the date of the intended inspection. UGARF agrees that it and its representatives will hold in confidence, and not use for any purpose other than verification of the royalties required to be paid hereunder, any and all information derived from NOBLE’s records.
ARTICLE VI. DILIGENCE
     6.1 NOBLE shall use commercially reasonable efforts to actively market, whether directly or through its Sublicensees, the seed of the Licensed Variety in the Licensed Sales Territory.
     6.2 On or before February 28 of each year of this Agreement, NOBLE shall provide UGARF a copy of a Marketing Plan and related forecasts for the current year.
     6.3 Minimum diligence requirements for the Licensed Variety shall be satisfied by the payment of the annual minimum royalty amounts set forth in Paragraph 4.4.

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     6.4 NOBLE shall be responsible for all activities of this Article being conducted in compliance with applicable state and federal regulations.
     6.5 NOBLE shall be responsible for all bags or containers supplied by the NOBLE (or its Sublicensees) using the approved name for the Licensed Variety. Further, NOBLE shall use best endeavors that all references made by NOBLE (or its Sublicensees) to the Licensed Variety shall use the approved, complete name of the Licensed Variety.
ARTICLE VII. ABATEMENT OF INFRINGEMENT
     7.1 NOBLE and UGARF shall each inform the other party of any suspected infringement of any plant variety rights covering the Licensed Variety. During the term of this Agreement, NOBLE/UGARF shall have right, but shall not be otherwise required, to bring suit to abate such infringement.
     7.1.1 NOBLE shall have the first option to bring suit alone. If elected, NOBLE shall solely be liable for litigation costs. After recovering all enforcement related costs from any and all amounts received as a result of an enforcement action, NOBLE agrees to pay to UGARF [***] of any and all remaining amounts from such recovered damages.
     7.1.2 If NOBLE elects not to bring such suit alone, the parties may jointly bring such suit. In such event, NOBLE shall promptly notify UGARF of its desire to bring such action so that UGARF may have the opportunity to participate in and equally share costs and recoveries from said suit. If jointly pursued, NOBLE shall be responsible for retaining counsel and overseeing the action. NOBLE shall be required to notify UGARF following retention of counsel. For purposes of settlement, NOBLE shall be the primary contact with the opposing party(ies). NOBLE shall keep UGARF advised as to all developments with respect to the enforcement action and settlement discussions, which includes supplying to UGARF copies of all papers received and filed in sufficient time for it to comment thereon. UGARF may participate in any and all meetings with the parties’ counsel and the opposing side for settlement purposes.
     7.1.3 In the absence of NOBLE’s participation in any such action, whether individually or jointly, UGARF may bring such suit. UGARF shall bear the entire cost of such litigation, including defending any counterclaims brought against NOBLE and paying any judgments rendered against NOBLE, and shall be entitled to retain the entire amount of any recovery of settlement.
     7.1.4 Should either UGARF or NOBLE bring suit under the provisions of Paragraphs 7.1.1, 7.1.2 or 7.1.3, and thereafter elect to abandon such action, the abandoning party shall give timely notice to the other party who may, if it so desires, maintain the action. Unless the parties agree otherwise at the time of withdrawal, the withdrawing party shall have no further obligation for expenses for the subject action and shall not benefit from any subsequent settlement or other financial benefit received as a result of the subject action.
     7.2 Except as provided in Paragraph 8.1, nothing in this Agreement shall be construed as a warranty or representation as to the validity or scope of any plant protection rights.

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Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

ARTICLE VIII. WARRANTIES
     8.1 UGARF warrants that it is the sole owner of all right, title, and interest in the Licensed Variety, it will be the sole owner of all right, title, and interest in any related plant variety rights for the Licensed Variety, and it has the right to enter into this Agreement.
     8.2 UGARF warrants that it has no knowledge of any claim, or that the basis for any claim exists, that the Licensed Variety, or the possession, production, marketing, or sale thereof, infringes upon the rights of any person or entity or that the exercise by NOBLE of its rights hereunder will violate the rights of any person or entity.
ARTICLE IX. DISCLAIMERS
     9.1 Disclaimer of Specific Warranties. Nothing in this Agreement is or shall be construed as:
     (a) A warranty or representation by UGARF as to the validity or scope of any plant variety protection certificate;
     (b) A warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of the intellectual property rights of third parties;
     (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except to the extent and in the circumstances described in Article VII; or
     (d) A grant by implication, estoppel, or otherwise of any licenses under any intellectual property rights of UGARF or other persons other than as provided in Paragraph 2.1 hereof.
     9.2 Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, UGARF MAKES NO REPRESENTATION AND EXTENDS NO WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPIED, INCLUDING WARRANTIES AS TO TITLE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     9.3 Disclaimer of Liability. In no event will UGARF be liable for any incidental, special or consequential damages resulting from the exercise of NOBLE’s rights under the license granted pursuant to this Agreement or the use or attempted use of the Licensed Variety.
ARTICLE X. INDEMNIFICATION
     NOBLE agrees to indemnify, hold harmless and defend the Indemnitees against any and all liability and/or damages with respect to any claims, suits, demands, judgments or causes arising out of (a) the production, development, storage, sale or any other use of the Licensed Variety seed and/or exercise of rights granted hereunder by NOBLE, its Affiliates or Sublicensees, distributors, agents or representatives; (b) the use by end-users and other third parties of Licensed Variety seed; and/or (c) any representation, warranty or statement by NOBLE or its Affiliates, Sublicensees, distributors, agents or representatives, concerning UGARF, Licensed Variety seed or the related plant variety protection certificates. In the event any such

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claims, demands or actions are made, NOBLE shall defend UGARF at NOBLE’s sole expense by counsel agreeable to UGARF.
ARTICLE XI. TERM AND TERMINATION
     11.1 Subject to any other rights of termination under this paragraph, this Agreement shall have a term (the “Term”) equal to the longer of:
     (a) On a jurisdiction-by-jurisdiction basis, fifteen (15) years from the date of the first sale of a Licensed Variety; or
     (b) On a jurisdiction-by-jurisdiction basis, the term of any plant variety rights in the respective jurisdiction covering the Licensed Variety.
     11.2 Subject to the procedural requirements of Paragraph 11.3, UGARF shall have the right to terminate this Agreement upon the occurrence of any one or more of the following events:
     (a) Failure of NOBLE to make full payment required under this Agreement when due;
     (b) Failure of NOBLE to render written reports as required under this Agreement when due;
     (c) Failure of NOBLE to comply with Article VI of this Agreement; or
     (d) Failure of NOBLE to comply with any of its other material obligations under this Agreement.
     11.3 UGARF may exercise its right to terminate for cause by giving NOBLE thirty (30) days prior written notice of their election to terminate and the basis for such election. Upon expiration of such notice period, this Agreement shall automatically terminate unless NOBLE cures the state basis for the termination within the 30-day notice period.
     11.4 In the event this Agreement is terminated by UGARF, Noble shall destroy all production fields and all seed of Licensed Variety and notify UGARF of such action.
     11.5 NOBLE may terminate this Agreement upon written notice of termination if in the reasonable opinion of the NOBLE the markets for the Licensed Variety changes so as to render the production, promotion, and sale of the Licensed Variety uneconomical or commercially impractical.
     11.6 In the event this Agreement is terminated by NOBLE, NOBLE shall destroy all production fields of Licensed Variety seed and notify UGARF of such action. NOBLE may continue to sell Licensed Variety seed in the ordinary course of business for a period of one (1) year after the termination date; provided however, the royalties on such sales are paid in the amounts and in the manner provided in this Agreement. Following such one (1) year period, all remaining inventory of Licensed Variety seed must be destroyed, and NOBLE shall notify UGARF of the same.

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     11.7 Upon termination of this Agreement, no existing Sublicense granted by NOBLE shall be affected by such termination, and all such Sublicenses shall remain in effect according to their terms, pursuant to the election of each Sublicensee to become a Licensee of UGARF.
     11.8 The provisions of Articles VIII, IX and X and Paragraph 11.6 shall remain in full force and effect notwithstanding the termination of this Agreement.
     11.9 Termination of this Agreement shall not prevent: (a) UGARF from recovering any royalties due as of termination (or thereafter, pursuant to Paragraph 11.6); and (b) either party obtaining a remedy for any breach of the provisions of this Agreement.
ARTICLE XII. NOTICES
     Any notices required to be given or which shall be given under this Agreement shall be in writing and delivered by first class mail or overnight (trackable) courier addressed to the parties as follows:

UGARF:	NOBLE:
Director, TCO	General Counsel
University of Georgia Research Foundation, Inc.	The Samuel Roberts Noble Foundation
Boyd Graduate Studies Research Center	2510 Sam Noble Parkway
6th Floor	Ardmore, Oklahoma 73401
Athens, Georgia 30602-7411	Facsimile: 580.224.6208
Facsimile: 706.542.5638
In the event that notices, statements, and payments required under this Agreement are sent by certified or registered mail (or alternatively, by overnight courier) by one party to the other party at its above address, they shall be deemed to have been given or made as of the date so mailed.
ARTICLE XIII. PUBLICITY AND USE OF NAMES
     NOBLE shall not use the names, trademarks, design marks or any markings of UGARF, the Board of Regents or UGA in any publicity, advertising or news release without the prior written approval of an authorized representative of UGARF.
ARTICLE XIV. GENERAL
     14.1 Entire Agreement/Modifications. This Agreement constitutes the entire agreement between the parties hereto with respect to the license of certain rights in the Licensed Variety, and there are no representations, warranties, covenants or obligations except as expressly set forth herein. This Agreement supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties hereto relating to the subject matter hereof. This Agreement may only be amended, modified or superseded by a writing executed by the authorized representative of the parties hereto.
     14.2. Severability. This Agreement, to the greatest extent possible, shall be construed so as to give validity to all of the provisions hereof. Any provisions of this Agreement found to be

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invalid, illegal, unenforceable, or otherwise prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other part of this Agreement.
     14.3. Waiver. No failure or delay by either party in exercising any right or remedy under this Agreement will waive any provision of this Agreement. Nor will any single or partial exercise by either party of any right or remedy under this Agreement preclude it from otherwise or further exercising any rights or remedies which it may have, or any other rights or remedies granted by any law or any related document.
     14.4 Assignability. This Agreement is personal to NOBLE, and the NOBLE shall not assign, mortgage or otherwise dispose of the rights granted hereunder without the prior written consent of UGARF; provided however, NOBLE may assign its rights and obligations hereunder to any person that acquires all or substantially all of the assets and business of NOBLE. This Agreement shall be assignable by UGARF to the Board of Regents or any other legal entity that promotes education or research at UGA. No such assignment shall release UGARF from their respective obligations hereunder unless so agreed in writing by NOBLE.
     14.5 Licensor-Licensee Relationship. No partnership, agency, or other joint relationship is created by this Agreement. Neither party has any authority to act for and/or to bind the other party in any way or to represent that either is in any way responsible for the acts of the other, except as may be explicitly provided for herein or authorized by the non-acting party in writing.
     14.6 Governing Law. This Agreement and all amendments, modifications, alterations, or supplements hereto, and the rights of the parties hereunder, shall be construed under and governed by the laws of the State of Georgia applicable to agreements made and fully performed within the State of Georgia.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in duplicate by its duly authorized officers or representatives:
THE UNIVERSITY OF GEORGIA RESEARCH FOUNDATION, INC.

By:	/s/ David Lee
David Lee, Executive Vice President
Date: 5/16/06
THE SAMUEL ROBERTS NOBLE FOUNDATION, INC.

By:	/s/ Michael A. Cawley
Michael A. Cawley, President
Date:

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EXHIBIT A
MARKETING PLAN
(Paragraph 1.14)
1.	TIMING

The Marketing Plan is to cover a five year period and shall be reviewed annually with adjustments made for further five year periods in line with market conditions (or projections of the same) and the agronomic performance of the Licensed Variety.
2.	POSITIONING

An assessment of the potential of the Licensed Variety in an identified market.
3.	PROMOTION

Details of all project promotional activities, plus anticipated, related expenditures, that are intended to the Licensed Variety achieves its maximum market potential.
4.	DISTRIBUTION

Details of the proposed distribution network and activities for supporting the distributor or retailer plus anticipated promotion activities of the distributor/retailer. NOTE: If the anticipated distribution network includes the creation of a new seed company, details regarding this important component should be included here.
5.	EVALUATION

Details of planned evaluation and demonstration, if any.
6.	PROTECTION

Anticipated intellectual property protection requirements.
7.	SEED SALES

Estimated sales including grade of seed, volume and price and country of destination.
8.	ROYALTY INCOME
a.	Estimated royalty payments; and

b.	Commencement date of payment.
9.	SEED PRODUCTION

Estimated production, including grade of seed, land area to be sown, estimated production and harvest date.

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TESTING AND EVALUATION
AGREEMENT
     THIS AGREEMENT, dated the 15th day of March, 2006 (“Effective Date”), is made between the UNIVERSITY OF GEORGIA RESEARCH FOUNDATION, INC., a Georgia nonprofit corporation with an office located in the Boyd Graduate Studies Research Center, Athens, Georgia 30602-7411 (hereinafter referred to as “UGARF”), and THE SAMUEL ROBERTS NOBLE FOUNDATION, INC., an Oklahoma nonprofit corporation with principal offices at 2510 Sam Noble Parkway, Ardmore, Oklahoma 73401 (hereinafter referred to as “NOBLE”).
WITNESSETH
     WHEREAS, UGARF and NOBLE are parties to a Material Transfer, Testing, and Parental Crossing Agreement, dated May 1, 2004 (“MTA”), which permitted the initial transfer to NOBLE of seed for the cultivars defined in Exhibit A to this Agreement (individually and collectively the “Selections”);
     WHEREAS, UGARF is the assignee of all right, title, and interest in inventions, including the Selections, developed by employees of The Board of Regents of the University System of Georgia (hereinafter “Board of Regents”) working at The University of Georgia (“UGA”) and is responsible for the protection and commercial development of such inventions; and
     WHEREAS, the Selections have not been released by UGA; and
     WHEREAS, NOBLE wishes to exclusively test and evaluate the Selections for possible commercialization and to use the Selections as parents in its crossing programs; and
     WHEREAS, UGARF wishes to provide NOBLE, for a defined period, an exclusive option to license one or more Selections and a license to certain cross-progeny incorporating one or more of the Selections;
     NOW, THEREFORE, it is agreed, as follows:
1.	UGARF hereby grants NOBLE an exclusive license for the term of this Agreement to test and evaluate the Selections with an exclusive option to obtain an exclusive, world-wide license to have access to, produce, use, sell and commercially exploit seed of one or more Selections, as elected by NOBLE, wherein this grant is subject to the following conditions:
a.	Selections are provided solely for testing and evaluation purposes, and NOBLE will not make use of Selections for direct commercial purposes.

b.	NOBLE may undertake limited propagation of Selections solely to facilitate multi-site testing and evaluation to assess the geographic scope and useful range of the Selections.

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c.	NOBLE may provide, without approval of UGARF, a limited quantity of material to:
(i)	Third party, not-for-profit institutions for the limited purposes of gaining performance and yield data as part of a multi-site testing and evaluation program. The transfer of any such material to such third parties shall be subject to written agreements including terms and obligations consistent with the form set forth in Exhibit B to this Agreement.

(ii)	Third parties for the limited purposes of analyzing the relative quality, composition and/or functional value of the material, wherein NOBLE shall take reasonable efforts to render the provided material incapable of propagation and any such transfer shall be governed by a written agreement (a) preventing further transfer and (b) destruction of any material not used in such analysis.
d.	All plant material from a Selection must be destroyed unless the option of Paragraph 2 is exercised for such Selection.

e.	NOBLE shall be solely responsible for the expense and cost of testing and evaluating the Selections, which the parties acknowledge could be considerable. In consideration of the exclusive option granted by this Agreement, NOBLE will report the results of all evaluations to UGARF on an annual basis, by January 31 of each year (for the prior year’s activities), as long as any Selection is under evaluation.
2.	NOBLE may exercise its option to license any Selection at any time within the term of this Agreement. This exclusive option shall be exercised, in writing, to UGARF specifying the Selection(s), and UGARF and NOBLE shall negotiate in good faith an exclusive, world-wide license/commercialization agreement, including the right to sublicense, for such Selection. The license/commercialization agreement may contain the normal terms and considerations and shall be commensurate with other similar license/commercialization agreements between the parties for such crops, such terms and considerations including but not being limited to:
a)	A license fee, if applicable; and

b)	A sales royalty and, if applicable, an annual minimum royalty; and

c)	Term and termination of the license/commercialization agreement.
3.	Consistent with the terms of the MTA, UGARF grants NOBLE the right to use the Selections in NOBLE crossing programs.

4.	NOBLE is granted a royalty-free license to make cross-progeny using the Selections.
a.	In the event any such resulting cross-progeny contains less than twenty-five percent (25%) Selections by pedigree, NOBLE may use and commercially exploit such cross-progeny without further obligation, including any royalty obligation, to UGARF for the same.

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b.	In the even any such resulting cross-progeny contains twenty-five percent (25%) or more Selections by pedigree, UGARF and NOBLE shall jointly own such cross-progeny. For clarification, progeny resulting from a cross containing 25% Selection and another 25% Selection will be deemed to contain 50% total Selections contribution by pedigree.

c.	NOBLE shall not commercialize or release any cross-progeny containing twenty-five percent (25%) or more Selections by pedigree without a separate license/commercialization agreement with UGARF.
(i)	Any such license/commercialization agreement may contain the normal terms and considerations and shall be commensurate with other similar license/commercialization agreements between the parties for such crops, such terms and considerations including but not being limited to, the consideration to be paid to UGARF for an exclusive license to NOBLE of UGARF’s rights and interest in the cross-progeny.

(ii)	UGARF hereby grants NOBLE an exclusive license to test and evaluate any cross-progeny produced pursuant to the terms of this Agreement with an exclusive option to obtain an exclusive, world-wide license to have access to, produce and sell seed any such cross-progeny consistent with the terms and obligations of Paragraph 1 and its subparagraphs.
5.	NOBLE assumes all responsibility to comply with all applicable laws and regulations, including current guidelines relating to the growing of a crop comprised of or containing the Selections and the disposition of product produced from said crop.

6.	No partnership, agency, or other joint relationship is created by this Agreement. Neither party has any authority to act for and/or to bind the other party in any way or to represent that either is in any way responsible for the acts of the other, except as may be explicitly provided for herein or authorized by the non-acting party in writing.

7.	UGARF MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO ANY SELECTION, INCLUDING ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE HEREBY EXPRESSLY DISCLAIMED.

8.	NOBLE IS SOLELY RESPONSIBLE FOR ANY CLAIMS OR LIABILITIES WHICH MAY ARISE AS A RESULT OF ITS EVALUATION OF SELECTIONS AND THE CROSS-PROGENY CONTAINING SELECTIONS AND THE PRODUCTS PRODUCED FROM SELECTIONS AND CROSS-PROGENY CONTAINING SELECTIONS. NOBLE AGREES TO HOLD UGARF, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, HARMLESS AGAINST ANY AND ALL LIABILITIES RESULTING FROM OR ARISING OUT OF NOBLE’S USE OF SELECTIONS.

9.	No license or right in a Selection(s) is conveyed or granted hereunder by UGARF to NOBLE under any proprietary rights owned or controlled by UGARF, except as provided in this Agreement.

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10.	NOBLE will not use UGARF or UGA’s name for any advertising or product labeling without prior written authorization from UGARF.

11.	The term of this Agreement shall be thirty-six (36) months from the Effective Date.
a.	NOBLE shall have the right to request the extension of this Agreement and all rights granted hereunder for twelve (12) months if NOBLE (i) continues to fulfill all its obligations and requirements provided herein during such extension period and (ii) provides a written request for extension to UGARF after thirty (30) months from the Effective Date but at least thirty (30) days prior to the original date of termination of this Agreement. The decision to extend the term of this Agreement shall be in UGARF’s sole discretion and will depend on the status of the UGA switchgrass breeding program at the time of the request for extension.

b.	UGARF has the right to terminate this Agreement upon breach by NOBLE. UGARF will send notice to NOBLE of the breach and NOBLE will have sixty (60) days to affect a cure.

c.	The parties may mutually agree, in writing, to terminate this Agreement at any time.
12.	If this Agreement expires or is terminated pursuant to the terms of Paragraph 11, NOBLE shall be subject to the obligations of and entitled to the rights and privileges granted in the MTA.

13.	If any provision of this Agreement is found to be invalid, in whole or in part, the other provisions or the remaining portion of such provisions shall not be affected and shall remain in full force and effect.

14.	This Agreement contains the entire understanding of the parties and shall be amended only in writing agreed to by both parties.

IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and first year written above.

UNIVERSITY OF GEORGIA			THE SAMUEL ROBERTS NOBLE
RESEARCH FOUNDATION, INC.			FOUNDATION, INC.

By:	/s/ David Lee		By:	/s/ Michael A. Cawley
	Name:	Dr. David Lee		Name:	Michael A. Cawley
	Title:	Executive Vice President		Title:	President
	Date:	5/16/06		Date:

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EXHIBIT A
SWITCHGRASS
GA991
GA992
GA001
GA002

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EXHIBIT B
PREFERRED FORM OF VARIETY EVALUATION AGREEMENT
A.	Recipient:

B.	Address:

C.	Plant Material:

SPECIES	CODE/DESCRIPTION	WEIGHT
D.	Research Purpose: Variety production evaluation and performance testing with .

E.	Location for Conduct of Research:
The <<INSTITUTION>> (“Provider”) will provide the Recipient the Plant Material subject to the following terms and conditions:
     1. The Recipient shall use the Plant Material solely for the Research Purpose.
     2. Provider is (i) owner of all or a portion of the intellectual property rights in the Plant Material and/or (ii) licensee of all or a portion of the intellectual property rights in the Plant Material.
     3. Without the prior written consent of Provider, the Recipient shall not use the Plant Material, seed, or any product derived therefrom in any form of reselection, breeding, sexual crossing, seed production, back crossing, tissue culturing, mutagenesis, genetic transformation or any biotechnological process, except as specifically approved in this Agreement.
     4. The Recipient shall not supply or otherwise transfer the Plant Material or any products or progeny derived therefrom, be it seed or vegetative material, to any other person or entity without the prior written permission from an authorized representative of Provider.
     5. The Recipient shall take all precautions to prevent theft or pilferage of any material related to and including the Plant Material.
     6. The Recipient shall voluntarily provide Provider the results of any evaluation using this Plant Material, including any proposed publication concerning the Plant Material.
     7. The Recipient will be free to publish the research results from the evaluation contemplated by this Agreement; provided however, the Recipient must

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provide Provider any proposed publication at least thirty (30) days prior to submission. Provider will review such proposed publication for the need of intellectual property protection and/or to identify any inadvertent disclosure of proprietary information. If necessary, the Recipient agrees to (i) delay publication by no more than sixty (60) days to enable the filing of an application for intellectual property protection and/or (ii) remove any proprietary information identified by Provider.
      8. Provider represents that it has the right to transfer the Plant Material under this Agreement.
      9. At the end of the evaluation trial, the Recipient shall, at the option of Provider, (i) return to Provider all unused Plant Material supplied by Provider and all materials, regardless of type, produced from the Plant Material or (ii) destroy all unused Plant Material supplied by Provider and all materials, regardless of type, produced from the Plant Material. The Recipient agrees that all such unused Plant Material and all materials, regardless of type, produced from the Plant Material are the property of Provider.
      10. The Recipient acknowledges and agrees that Provider shall not be liable for any damages or loss that may arise from testing of the Plant Material.
      11. The Recipient acknowledges and accepts that the Plant Material is being supplied with no warranties, expressed or implied. In particular, as the use of the Plant Material is limited to the furtherance of the Research Purpose, there is no basis for and no warranty given for fitness for a particular purpose or merchantability.
Organization:
Recipient:

Date

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EXHIBIT F — NON-EXCLUSIVE LICENSE TO AND TERMS OF USE FOR “NOBLE RESEARCH” MARK
(Paragraph 22.5)
Terms and Conditions for Non-exclusive License Agreement
for
     1. Recitals.
     1.1 NOBLE owns and uses the trademark NOBLE Research (the “Mark”) in connection with plants, plant seed, plant material and research tools developed by or improved directly through NOBLE research efforts (“Qualifying Products”).
     1.2 NOBLE acknowledges and intends that the LICENSED VARIETY be promoted, marketed and sold under one or more primary marks specific to CERES and/or the LICENSED VARIETY.
     2. Grant of License. NOBLE hereby grants to CERES a non-exclusive, world-wide, royalty-free license to use the Mark in connection with the LICENSED VARIETY to promote, market, sell and deliver LICENSED VARIETY to SUBLICENSEES, distributors and consumers.
     3. Reservation of Rights. NOBLE hereby reserves any and all rights not expressly and explicitly granted in these terms and conditions, including NOBLE’S right to authorize or license use of the Mark or any other trademarks or names containing NOBLE, to any third party for use in connection with any goods and services. Without limiting the rights reserved in this paragraph, NOBLE hereby reserves any and all rights to use, authorize use or license use of the Mark or any other trademarks or names containing the Marks in any geographic territory and in any language.
     4. Ownership of Mark. CERES hereby acknowledges that NOBLE is the owner of the Mark, and any trademark applications and/or registrations thereto, agrees that it will not challenge the validity of or NOBLE’S ownership of the Mark, and agrees that all use of the Mark by CERES shall inure to the benefit of NOBLE. CERES agrees that nothing in these terms and conditions shall give CERES any right, title or interest in the Mark other than the right to use the Mark in accordance with this Agreement and as permitted by law. CERES agrees not to register or attempt to register or use the Mark, or the term NOBLE, as a trademark, service mark, Internet domain name, trade name excepted as permitted herein.

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     5. Use of the Mark; Protection of the Mark.
     5.1 Proper Use.
     5.1.1 CERES may use the Mark in connection with the promotion, marketing and selling of the LICENSED VARIETY, and CERES agrees that all use of the Mark shall only occur in connection with the LICENSED VARIETY and shall be in compliance with the terms of this EXHIBIT.
     5.1.1 CERES may only use the Mark as a collective whole (as shown above) and shall not separately use any element or elements of the Mark. Notwithstanding the foregoing, CERES may make fair uses of specific terms (e.g., “research”) comprising the Mark.
     5.1.2 The Mark is not to be altered and must be reproduced from the supplied artwork as provided by NOBLE from time to time. The Mark is not to be used in conjunction with any other mark or design, i.e., the Mark must stand alone in terms of its commercial impression generated by the particular usage; provided however, the parties acknowledge and agree that the Mark will appear on packaging and other related promotional material with other trademarks, service marks, and/or trade names (e.g., the CERES mark).
     5.1.3 CERES has no right to sublicense the use of the Mark other than as described herein.
     5.1.4 CERES may not use the Mark in connection with or for the benefit of non-Qualifying Products, whether CERES’ or another third party’s.
     5.1.5 CERES must not use as its own trademark any word(s) or design(s) confusingly similar to the Mark.
     5.1.6 NOBLE shall have the right to review and must pre-approve, in writing, any and all materials, including seed packaging, that includes or is intended to include the Mark.
     5.2 Monitoring. CERES acknowledges that NOBLE has the right to monitor CERES’ use of the Mark in conjunction with the LICENSED VARIETY. Upon reasonable request by NOBLE, CERES shall provide NOBLE with representative samples of each CERES use of the Mark. If NOBLE determines in good faith that CERES is using the Mark improperly, NOBLE shall notify CERES, and CERES shall use reasonable efforts to remedy the improper use within thirty (30) days following receipt of such notice.
     5.3 Legend. CERES must identify the Mark as a trademark of NOBLE with each usage in the following format:
     “NOBLE Research is a trademark of The Samuel Roberts Noble Foundation, Inc.”

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CERES must exercise care in the use of the Mark so as not to indicate to the public: that CERES is more than a licensee of NOBLE (i.e., not a part or affiliate of NOBLE or otherwise related to NOBLE) or that the LICENSED VARIETY is produced or has been tested or approved by NOBLE.
     6. Protection of Interests. In the event CERES becomes aware of any unauthorized use of the Mark by a third party, CERES agrees to promptly notify NOBLE and to cooperate fully, at NOBLE’S expense, in the enforcement of NOBLE’S rights against such a third party. Nothing contained in this paragraph of this EXHIBIT shall be construed as to require NOBLE to enforce any rights against a third party or to restrict NOBLE’S rights to license or consent to such a third party’s use of the Mark.
     7. Indemnification. NOBLE agrees to indemnify and hold CERES, and its officers, agents, directors employees, attorneys, shareholders, subsidiaries, affiliates, distributors, and licensees, harmless from any and all liability, loss, damages, claims or causes of action, including reasonable legal fees and expenses, that may be incurred by CERES or one of the foregoing parties arising out of assertions or claims by a third party that CERES’ use of the Mark in accordance with the license granted in this EXHIBIT infringes such third party’s rights in the Mark. CERES shall provide NOBLE with prompt written notice of any claim for which indemnification is sought, and shall cooperate fully with and allow NOBLE to control the defense and settlement of such claim at NOBLE’S sole expense. NOBLE shall have the exclusive right to settle any such claim.
     8. Termination; Suspension.
     8.1 Term of Agreement. Unless sooner terminated under the provisions of this Paragraph of this EXHIBIT, the license granted in this EXHIBIT shall remain in effect until such time as (a) the termination of the Agreement or (b) NOBLE provides written notice of its intent to terminate no less than ninety (90) days prior to the intended termination date. Termination pursuant to this Paragraph may be for any reason or no reason.
     8.2 Termination for Default or Action. Either party shall have the right to terminate the license grant in this EXHIBIT if (a) the other party materially defaults on any of its obligations under the terms of this EXHIBIT, including without limitation a material breach by CERES of its obligations under Paragraphs 5.2 unless (i) such breach is cured within the thirty (30) days following receipt of written notice of such breach from NOBLE or (ii) CERES provides NOBLE, within such thirty (30) day period, a written plan to remedy such breach that is acceptable to NOBLE, in its sole discretion; (b) CERES decides not to develop and launch the LICENSED VARIETY pursuant to the terms of the MRA and/or this Agreement; or (c) the LICENSED VARIETY is discontinued and removed from the marketplace.
     8.3 Effect of Termination. Upon termination of the license granted in this EXHIBIT, CERES shall immediately cease use of the Mark. In the event of termination in accordance with Paragraph 8.1 or Paragraph 8.2(a) of this EXHIBIT, CERES may continue to use the Mark to deplete any stock of packaging and promotional materials it has on hand at the time of such termination, so long as such use is in compliance with the terms of this EXHIBIT.
     8.4 Suspension. Notwithstanding Paragraph 8.2 of this EXHIBIT, if in its reasonable discretion, NOBLE determines that as a result of a breach of the terms set forth in

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this EXHIBIT that NOBLE will be materially and adversely affected in a substantial manner by failing to immediately suspend the license granted in this EXHIBIT, NOBLE may suspend the licenses hereunder until such breach is appropriately cured, in the sole determination of NOBLE.

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